                                                                     EXHIBIT 2.1

                                                                [EXECUTION COPY]



                      AGREEMENT AND PLAN OF REORGANIZATION



                                    BETWEEN



                           NORTHERN TRUST CORPORATION



                                      AND



                       BEACH ONE FINANCIAL SERVICES, INC.



                         DATED AS OF DECEMBER 20, 1993

                               TABLE OF CONTENTS
                               -----------------
                                                                      PAGE
                                                                      ----

AGREEMENT AND PLAN OF REORGANIZATION..................................   1

ARTICLE I.............................................................   1
  MERGER AGREEMENT; CLOSING...........................................   1
  1.1   Merger Agreement..............................................   1
  1.2   Effective Date................................................   2
  1.3   Determination of Number of Shares of NTC Common Stock.........   2
  1.4   Closing Date..................................................   3
  1.5   Actions at Closing............................................   3

ARTICLE II............................................................   3
  STATEMENTS OF ESSENTIAL FACTS CONCERNING THE COMPANY................   3
  2.1   Organization and Existence of the Company and the Bank........   4
  2.2   Organizational Documents; Minutes and Stock Records...........   4
  2.3   Capitalization of the Company and the Bank....................   4
  2.4   Authorization of Transactions and Agreements..................   5
  2.5   Financial Statements..........................................   5
  2.6   Undisclosed Liabilities.......................................   5
  2.7   Properties and Assets.........................................   6
  2.8   Insurance.....................................................   6
  2.9   Litigation and Compliance with Laws...........................   7
  2.10  Conflict of Interest Transactions.............................   7
  2.11  Significant Contracts.........................................   7
  2.12  No Defaults...................................................   8
  2.13  Loan Portfolio................................................   9
  2.14  Fiduciary Commitments and Duties..............................   9
  2.15  Oral Commitments..............................................   9
  2.16  Securities Schedules..........................................   9
  2.17  Taxes.........................................................   9
  2.18  Employee Benefit Plans........................................  10
  2.19  Environmental Liabilities.....................................  11
  2.20  Company and Bank Reports......................................  12
  2.21  No Adverse Changes............................................  13
  2.22  Conduct of Business in Normal Course..........................  13
  2.23  Change in Business Relationships..............................  13
  2.24  Brokers' and Finders' Fees....................................  13
  2.25  Adoption of By-law............................................  13
  2.26  No Omissions..................................................  13

ARTICLE III...........................................................  14
  STATEMENTS OF ESSENTIAL FACTS CONCERNING NTC AND NT-FLORIDA.........  14
  3.1   Organization and Existence of NTC and NT-Florida..............  14

  3.2   Capitalization................................................  14
  3.3   Authorization of Transactions and Agreements..................  14
  3.4   SEC Filings and Financial Statements..........................  15
  3.5   Undisclosed Liabilities.......................................  15
  3.6   Litigation....................................................  16
  3.7   NTC Reports...................................................  16
  3.8   Brokers' and Finders' Fees....................................  17
  3.9   No Adverse Changes; Conduct of Business in Normal Course......  17
  3.10  No Omissions..................................................  17

ARTICLE IV............................................................  17
  AGREEMENTS PENDING THE CLOSING......................................  17
  4.1   Conduct of Business...........................................  17
  4.2   Access to Information.........................................  19
  4.3   Shareholders Meeting; Proxy Statement.........................  19
  4.4   Regulatory Approvals..........................................  20
  4.5   Registration Statement........................................  20
  4.6   Information to be Included in Proxy Statement and Registration
          Statement...................................................  20
  4.7   Affiliate Letters.............................................  20
  4.8   Loan Review...................................................  21
  4.9   Board of Directors' Notices and Minutes.......................  21
  4.10  Best Efforts..................................................  21
  4.11  Business Relations and Publicity..............................  21
  4.12  No Conduct Inconsistent with this Agreement...................  21
  4.13  Untrue Representations and Warranties.........................  21

ARTICLE V.............................................................  22
  CONDITIONS PRECEDENT TO OBLIGATIONS OF NTC..........................  22
  5.1   Statements of Essential Facts; Performance of Agreements......  22
  5.2   Closing Certificate...........................................  22
  5.3   Regulatory Approvals..........................................  22
  5.4   Approval of Merger and Delivery of Merger Agreement...........  22
  5.5   Effectiveness of the Registration Statement...................  23
  5.6   No Litigation.................................................  23
  5.7   Net Worth and Loan Loss Reserve Requirements..................  23
  5.8   Audit.........................................................  23
  5.10  Opinion of Counsel............................................  24
  5.11  No Adverse Changes............................................  25
  5.12  Pooling of Interest Comfort Letter............................  25
  5.13  Affiliate Letters.............................................  26
  5.14  Consents and Permissions......................................  26
  5.15  Comfort Letter................................................  26
  5.16  Other Documents...............................................  26

ARTICLE VI............................................................  26
  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..................  26
  6.1   Statements of Essential Facts; Performance of Agreements......  26

  6.2   Closing Certificate...........................................  26
  6.3   Regulatory Approvals..........................................  27
  6.4   Approval of Merger and Delivery of Merger Agreement...........  27
  6.5   Effectiveness of the Registration Statement...................  27
  6.6   No Litigation.................................................  27
  6.7   Net Worth Requirement.........................................  27
  6.8   Opinion of Counsel............................................  27
  6.9   No Adverse Changes............................................  29
  6.10  Comfort Letter................................................  29
  6.11  Other Documents...............................................  29

ARTICLE VII...........................................................  29
  GENERAL.............................................................  29
  7.1   Non-Survival of Representations...............................  29
  7.2   Further Assurances............................................  29
  7.3   Expenses......................................................  30
  7.4   Termination...................................................  30
  7.5   Confidential Information......................................  31
  7.6   Non-Assignment................................................  31
  7.7   Notices.......................................................  32
  7.8   Specific Performance..........................................  32
  7.9   Counterparts..................................................  32
  7.10  Entire Agreement..............................................  32
  7.11  Severability..................................................  33

Schedules and Exhibits
- ----------------------

  Exhibit A            -       Form of Merger Agreement
  Exhibit B            -       Form of Affiliate Letter

  Schedule 2.7(a)      -       Schedule of Real Property
  Schedule 2.7(b)      -       Schedule of Tangible Personal Property
  Schedule 2.8         -       Schedule of Insurance
  Schedule 2.9         -       Schedule of Litigation
  Schedule 2.10        -       Schedule of Interested Transactions
  Schedule 2.11        -       Schedule of Significant Contracts
  Schedule 2.16        -       Securities Schedule
  Schedule 2.19        -       Environmental Schedule

                      AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 20th day of December, 1993, between NORTHERN TRUST CORPORATION, a Delaware corporation ("NTC") and BEACH ONE FINANCIAL SERVICES, INC., a Florida corporation (the "Company").

          WHEREAS, this Agreement provides for the merger (the "Merger") of the Company with and into Northern Trust of Florida Corporation, a Florida corporation ("NT-Florida"), the shares of which are all owned directly or indirectly by NTC, and the conversion pursuant to the Merger of all outstanding shares of common stock of the Company into shares of common stock of NTC, all in accordance with the terms and conditions of the Merger Agreement (as hereinafter defined); and

          WHEREAS, the respective Boards of Directors of the parties hereto deem the Merger desirable and in the best interests of the parties and their respective shareholders; and

          WHEREAS, the parties hereto desire and intend that the Merger qualify as a reorganization in accordance with Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

          NOW THEREFORE, the parties hereby covenant and agree as follows:


                                   ARTICLE I
                           MERGER AGREEMENT; CLOSING

          1.1 MERGER AGREEMENT. The Company and NTC each agree to authorize a merger agreement, substantially in the form attached as Exhibit A hereto (the "Merger Agreement"), to be authorized, approved and executed by and between the Company and NT-Florida, in accordance with and subject to the terms, provisions and conditions of this Agreement, pursuant to which the Company shall be merged with and into NT-Florida, the separate corporate existence of the Company shall cease, and NT-Florida shall be the surviving corporation. As set forth more fully in the Merger Agreement, pursuant to the Merger:

          (a) the articles of incorporation of NT-Florida, as in effect immediately prior to the Effective Date, shall be, from and after the Effective Date, the articles of incorporation of the surviving corporation;

          (b) the by-laws of NT-Florida, as in effect immediately prior to the Effective Date, shall be, from and after the Effective Date, the by-laws of the surviving corporation;

          (c) the directors of NT-Florida, immediately prior to the Effective Date, and John K. Moore shall be, from and after the Effective Date, the directors of the surviving corporation; and

          (d) the officers of NT-Florida, immediately prior to the Effective Date, shall be, from and after the Effective Date, the officers of the surviving corporation.

          1.2 EFFECTIVE DATE. The Merger shall be effective on a date, mutually agreed upon by the parties and specified in articles of merger to be filed with the Secretary of State of the State of Florida (the "Effective Date"), which date shall be the date of filing of properly executed articles of merger with the Secretary of State of the State of Florida in the manner provided for by the applicable laws of the State of Florida.

          1.3  DETERMINATION OF NUMBER OF SHARES OF NTC COMMON STOCK.

          (a) Subject to the consummation of the Merger in accordance with the terms and provisions of this Agreement and the Merger Agreement, all validly issued and outstanding shares of Common Stock of the Company (as hereinafter defined) on the Effective Date shall be converted, by virtue of the Merger, into such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System for the twenty (20) trading days ending on the fifth trading day (the "Valuation Date") preceding the Closing (the "Closing Date Value"), but not more than 1,701,515, nor fewer than 1,169,791 (before giving effect to the payment of cash in lieu of fractional shares or to any reduction in the number of shares issuable in the Merger as the result of the exercise of dissenters' rights), shares of common stock of NTC, subject to the adjustments set forth in subsections (b) and (c) of this Section 1.3. On or before the Effective Date, NTC shall authorize the issuance of and shall make available to NT-Florida a sufficient number of shares of common stock of NTC to enable NT-Florida to deliver, if and when required, the number of shares of common stock of NTC that the shareholders of the Company shall be entitled to receive as provided in this Agreement and the Merger Agreement. As provided in the Merger Agreement, no fractional shares of common stock of NTC shall be issued in the Merger, and cash shall be paid in lieu of such fractional shares.

          (b) In the event of any change in the number of the issued and outstanding shares of common stock of NTC (a "Share Change") by reason of any stock dividend, split-up, recapitalization, or reclassification of the common stock of NTC, then (i) the minimum and maximum number of shares set forth in subsection (a) of this Section 1.3 shall be changed by dividing each such number by the Adjustment Ratio (hereinafter defined) and (ii) the share prices set forth in Section 7.4(g) and (h) shall be changed by multiplying each such share price by the Adjustment Ratio. For purposes hereof the Adjustment Ratio shall be the number obtained by dividing the number of shares of common stock of NTC issued and outstanding immediately prior to the Share Change by the number of shares of common stock of NTC issued and outstanding immediately after the Share Change.

          (c) Notwithstanding the provisions of subsection (a) of this Section 1.3, (i) the maximum number of shares of common stock of NTC issuable in the Merger shall be increased to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the twenty (20) trading days ending on the Valuation Date, in the event that (A) the Closing Date Value of the common stock of NTC is less than $33 per share (as adjusted in accordance with subsection (b) of this Section 1.3), (B) the Company shall have given NTC notice of termination of this Agreement pursuant to Section 7.4(g), and (C) NTC shall have agreed, in writing, within the time period specified in Section 7.4, to increase the maximum number of shares of common stock of NTC to be issued in the Merger to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the twenty (20) trading days ending on the Valuation Date, and (ii) the minimum number of shares of common stock of NTC issuable in the Merger shall be reduced to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the twenty (20) trading days ending on the Valuation Date, in the event that (A) the Closing Date Value of the common stock of NTC is more than $48 per share (as adjusted in accordance with subsection (c) of this Section 1.3), (B) NTC shall have given the Company notice of termination of this Agreement pursuant to Section 7.4(h), and (C) the Company shall have agreed, in writing, within the time period specified in
Section 7.4, to reduce the minimum number of shares of common stock of NTC to be issued in the Merger to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the twenty (20) trading days ending on the Valuation Date.

          1.4 CLOSING DATE. The consummation of the transactions contemplated by this Agreement and the Merger Agreement shall take place at a closing (the "Closing") to be held upon the satisfaction or waiver of all of the conditions to the Merger set forth herein and in the Merger Agreement, which Closing shall be held on the last business day of the month in which all of the conditions to the Merger set forth in Sections 5.3 and 5.4 of this Agreement have been satisfied. In the event of the filing of any motion for rehearing or any appeal from the decision of any regulatory authority approving the transactions contemplated in this Agreement or the Merger Agreement or any litigation of the type contemplated by Sections 5.6 or 6.6, NTC or the Company may postpone the Closing by written notice until such approvals have been obtained or such motion, appeal or litigation is resolved, but in no event shall such Closing be postponed beyond the close of business on September 30, 1994 without the consent of the board of directors of NTC and of the Company.

          1.5 ACTIONS AT CLOSING. At the Closing, the parties shall (i) exchange the various documents contemplated hereby, and (ii) cause articles of merger to be filed with the Secretary of State of the State of Florida, as provided by the statutes of the State of Florida. Upon verification that the Merger has become effective as provided by the statutes of the State of Florida, NTC and the Company shall take all actions provided for in the Merger Agreement for delivery of common stock of NTC in exchange for the Common Stock of the Company. The Closing shall take place at 10:00 o'clock a.m., local time, on the Closing Date at the offices of Shutts & Bowen, 1500 Miami Center, 201 South Biscayne Boulevard, Miami, Florida 33131, or at such other place upon which the parties may agree.


                                   ARTICLE II
              STATEMENTS OF ESSENTIAL FACTS CONCERNING THE COMPANY

          This Agreement is entered into by NTC upon the understanding, and the Company represents and warrants, that the following Statements of Essential Facts are true and correct on the date of this Agreement.

          2.1  ORGANIZATION AND EXISTENCE OF THE COMPANY AND THE BANK.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has the corporate power to own its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification. The Company has no subsidiaries other than The Beach Bank of Vero Beach (the "Bank").

          (b) The Bank is a state bank duly chartered and organized, validly existing and currently authorized to transact the business of banking under the laws of the State of Florida and is duly authorized and has full power to own its properties and carry on its business as now being conducted. The Bank has no subsidiaries.

          2.2 ORGANIZATIONAL DOCUMENTS; MINUTES AND STOCK RECORDS. The Company has furnished NTC with copies of the articles of incorporation of the Company, the charter of the Bank and the by-laws of the Company and of the Bank, in each case as amended to the date hereof, and with such other documents relating to the authority of the Company and the Bank to conduct their businesses as NTC has requested. All such documents are complete and correct. The stock registers and minute books of the Company and the Bank are complete and correct in all material respects and accurately reflect all meetings, consents, and other actions of the organizers, incorporators, shareholders, board of directors, and committees of the board of directors of the Company and the Bank, respectively, and all transactions in the capital stock of the Company and the Bank, occurring since the initial organization of the Company and the Bank, respectively.

          2.3  CAPITALIZATION OF THE COMPANY AND THE BANK.

          (a) The authorized capital stock of the Company consists of 1,000,000 shares of capital stock, par value $0.01 per share, of which 19,740 shares of common stock (the "Common Stock of the Company") are issued and outstanding.
The issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and are free of preemptive rights, except for the preemptive rights specified in Article VIII of the Company's articles of incorporation. Except for rights of NTC under this Agreement, there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

          (b) The authorized capital stock of the Bank consists of 19,740 shares of common stock, par value $25.00 per share, all of which are issued and outstanding and are owned of record and beneficially by the Company. The issued and outstanding shares of common stock of the Bank have been duly and validly authorized and issued, are fully paid and nonassessable, and are free of preemptive rights. All of such issued and outstanding shares are free and clear of all security interests, liens, claims, pledges, escrows, options, warrants, rights of purchase, equities, charges, encumbrances, proxies, voting trusts and restrictions on transfer. Except for rights of NTC under this Agreement, there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company or the Bank any shares of capital stock of the Bank, whether now or hereafter authorized or issued.

          2.4 AUTHORIZATION OF TRANSACTIONS AND AGREEMENTS. The execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of the Merger Agreement will be, prior to the Closing, duly authorized by the board of directors of the Company in accordance with the articles of incorporation and by-laws of the Company and governing Florida law. This Agreement constitutes, and the Merger Agreement will constitute, the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. Subject to such approval by the shareholders of the Company as may be required by the laws of the State of Florida and the articles of incorporation and by-laws of the Company, the Company has the corporate power to execute, deliver, and perform this Agreement and the Merger Agreement and to consummate the transactions herein and therein contemplated, and such execution, delivery and performance do not violate any provisions of the articles of incorporation or by-laws of the Company or any agreement to which the Company or the Bank is a party or by which the Company or the Bank is otherwise bound. Except for the approvals of the Federal Reserve Board and the Department of Banking and Finance of the State of Florida referred to in Section 4.4, the approval of the Merger Agreement by the board of directors of the Company, and the approval of the shareholders of the Company referred to in Sections 5.4 and 6.4 hereof, no consent of any regulatory authority or other person is required to be obtained by the Company or the Bank in order to permit consummation of the Merger.

          2.5 FINANCIAL STATEMENTS. The Company has furnished NTC with true and complete copies of the following financial statements (the "Financial Statements"): (a) audited consolidated balance sheets of the Company and the Bank as at December 31, 1992 and 1991 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended, together with the notes thereto, and the reports thereon of KPMG Peat Marwick, independent accountants for the Company, (b) an unaudited interim balance sheet of the Company as at September 30, 1993 and related statements of income, shareholders' equity, and cash flows for the nine-month period then ended, (c) unaudited Statements of Condition and the related Statements of Income for the Bank as at and for the years ended December 31, 1992 and 1991, together with the Statements of Income for the periods then ended, as filed with the Federal Reserve Bank of Atlanta, and (d) unaudited Statements of Condition and Statements of Income for the periods ended September 30, 1993, June 30, 1993 and March 31, 1993, as filed with the Federal Reserve Bank of Atlanta. Each of the Financial Statements referred to in clauses (a) and (b) of this Section 2.5 has been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and each of the Financial Statements referred to in clauses (c) and (d) of this Section 2.5 has been prepared in accordance with applicable regulatory requirements. The Financial Statements present fairly the financial position of the Company and the Bank at the dates shown and the results of their respective operations and changes in financial position for the periods then ended and, in the case of the unaudited interim Financial Statements of the Company as at, and for, the periods ending March 31, 1993, June 30, 1993 and September 30, 1993, include all adjustments necessary for a fair presentation of the financial position of the Company and the results of its operations for the interim periods presented, subject to normal, recurring year-end adjustments and the omission of footnote disclosure.

          2.6 UNDISCLOSED LIABILITIES. Neither the Company nor the Bank has any liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except (a) as and to the extent disclosed, reflected or reserved against in the Financial Statements; (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the schedules provided for herein, excluding any liabilities for breaches; (c) as and to the extent incurred in the ordinary course of business since September 30, 1993, and (d) liabilities, not material in the aggregate and incurred in the ordinary course of business, which, under generally accepted accounting principles, would not be required to be reflected on a balance sheet prepared as of the date hereof. Any liabilities incurred in connection with judicial, administrative or arbitration proceedings or claims against the Company or the Bank shall not be deemed to be incurred in the ordinary course of business.

          2.7 PROPERTIES AND ASSETS. The Company has furnished NTC with a Schedule of Real Property, attached as Schedule 2.7(a) to this Agreement, which sets forth a complete and correct description of all real property owned or leased by the Company or the Bank or in which either of them has an interest (other than as a mortgagee), including all real property carried by the Bank as Other Real Estate Owned. The Company and the Bank own, or have a valid right to use or a leasehold interest in, all real property used by them in the conduct of their respective businesses as such businesses are now being conducted. Except as otherwise disclosed on Schedule 2.7(a), the Company or the Bank's ownership or leasehold interest in such property is subject to no mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claim or charge of any kind. All material certificates, licenses and permits required for the lawful use and occupancy of any real property by the Company or the Bank, as the case may be, have been obtained and are in full force and effect. Except as otherwise disclosed on
Schedule 2.7(a), all real property carried by the Bank as Other Real Estate Owned is the subject of a recent appraisal which complies with applicable regulatory requirements and is carried on the Bank's books at an amount which does not exceed the current appraised value of such real property. The Company has furnished NTC with a Schedule of Tangible Personal Property, attached as
Schedule 2.7(b) to this Agreement, which sets forth a complete and correct description of all material personal property owned by the Company or the Bank or used by the Company or the Bank in the conduct of their respective businesses. Except as otherwise disclosed in Schedule 2.7(b), all of said assets are owned free and clear of any liens, claims, encumbrances, or rights of others and all of said assets are in good working condition, normal wear and tear excepted. The assets reflected in the most recent of the Financial Statements or identified in this Agreement or in the schedules provided for herein include (a) all of the assets owned by the Company or the Bank, except for those subsequently disposed of by the Company or the Bank for fair value in the ordinary course of business, and (2) all of the assets used or intended for use by either the Company or the Bank in the conduct of their respective businesses.

          2.8 INSURANCE. The Company has furnished NTC with a Schedule of Insurance, attached as Schedule 2.8 to this Agreement, which sets forth a complete and correct list of all policies of insurance in which the Company or the Bank is named as an insured party (other than in its capacity as a mortgagee), which otherwise relate to or cover any assets, properties, premises, operations or personnel of the Company or the Bank or which is owned or carried by the Company or the Bank. The Company and the Bank have in full force and effect policies of insurance issued by reputable insurance companies against loss or damage of the kinds and in the amounts identified in the policy summaries, and all premiums and costs with respect thereto are set forth in
Schedule 2.8. Neither the Company nor the Bank has received notice from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance contracts.

          2.9 LITIGATION AND COMPLIANCE WITH LAWS. The Company, the Bank and the institution-affiliated parties (as defined in 12 U.S.C. (S)1813(u)) of each are in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (a) that regulate or are concerned in any way with the ownership and operation of banks or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (b) that otherwise relate to or affect the business or assets of the Company or the Bank or the assets owned, used, occupied or managed by either of them. Except as set forth in the Schedule of Litigation, attached as Schedule 2.9 to this Agreement, there are no claims, actions, suits, or proceedings pending or, to the best knowledge of the Company, threatened or contemplated against or affecting the Company, the Bank or the institution-affiliated parties of either the Company or the Bank (in their capacities as such), at law or in equity, or before any federal, state, municipal, or other governmental authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment, or order or supervisory agreement of any kind in existence against or restraining the Company, the Bank or any of their respective institution-affiliated parties from taking any action of any kind in connection with the business of the Company or the Bank. Except as disclosed in Schedule 2.9, neither the Company nor the Bank has received from any regulatory authority any notice or threat of enforcement actions, or any criticism, recommendation or suggestion of a material nature, and neither the Company nor the Bank has any reasonable basis for believing that any such notice or threat, criticism, recommendation or suggestion not otherwise disclosed herein is contemplated, concerning capital, compliance with laws or regulations, safety or soundness, fiduciary duties or other banking or business practices that has not been resolved to the reasonable satisfaction of such authority.

          2.10 CONFLICT OF INTEREST TRANSACTIONS. Except as reflected in the Schedule of Interested Transactions, attached as Schedule 2.10 to this Agreement, no principal officer or director of the Company or the Bank, or holder of 10% or more of the Common Stock of the Company or any member of the immediate family or related interest (as defined in 12 C.F.R. (S)215.2(m)) of such person: (a) has any direct or indirect interest in (i) any entity which does business with the Company or the Bank or (ii) any property or asset which is owned or used by the Company or the Bank in the conduct of its business; (b) has any financial, business or contractual relationship or arrangement with the Company or the Bank, excluding any agreements and commitments entered into in respect of the Bank's acceptance of deposits or investments; or (c) since December 31, 1992, has been involved in any transaction with the Company or the Bank which involves an amount in excess of $60,000 or has been involved in any other material transaction with the Company or the Bank or has loans or any commitment to loan outstanding from the Bank involving an amount in excess of $60,000.

          2.11 SIGNIFICANT CONTRACTS. The Company has furnished to NTC a Schedule of Significant Contracts, attached as Schedule 2.11 to this Agreement, together with true and complete copies of the documents referred to in the Schedule, which completely and accurately lists every contract, commitment, or arrangement (whether written or oral) of a material nature (or that assumes materiality because of its continuing nature) under which the Company or the Bank is obligated on the date hereof, including the following:

          (a) All consulting arrangements, and contracts for professional, advisory, and other services, including contracts under which the Company or the Bank performs services for others;

          (b) All leases of real estate or personal property, other than leases of personal property whereunder total future rentals are, in each instance, less than $10,000;

          (c) All contracts, commitments and agreements for the acquisition, development or disposition of real or personal property other than conditional sales contracts and security agreements whereunder total future payments are, in each instance, less than $25,000;

          (d) All contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, or agents of the Company or the Bank and all pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of the Company or the Bank, including all Benefit Plans as defined in Section 2.18;

          (e) All loans, loan commitments, letters of credit or other financial accommodations arrangements or evidences of indebtedness, including modifications or amendments thereof, extended to or for the benefit of the Company or the Bank;

          (f) All loans, loan commitments, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications or amendments thereof, extended to or for the benefit or any single borrower or related group of borrowers if the aggregate amount of all such loans, loan commitments, letters of credit or other financial accommodations or arrangements or evidences of indebtedness extended to such borrower or related group of borrowers exceeds $250,000;

          (g) All union and other labor contracts;

          (h) All agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements which are with officers or directors of the Company or the Bank, any "affiliates" of the Company or the Bank within the meaning of Section 23A of the Federal Reserve Act or any record or beneficial owner of 5% or more of the Common Stock of the Company or any member of the immediate family or related interest (as defined in 12 C.F.R. (S)215.2(m)) of any such person, excepting any ordinary and customary banking relationships that comply with applicable banking regulations; and

          (i) All other material contracts, made other than in the usual or ordinary course of business of the Company or the Bank, to which the Company or the Bank is a party or under which the Company or the Bank is obligated.

          2.12 NO DEFAULTS. Each of the Company and the Bank has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all contracts, commitments and arrangements to which it is a party. There are no defaults under any such contracts, commitments and arrangements, and no events have occurred that, with the lapse of time or the election of any other party, will become defaults by the Company or the Bank. No breach or default by any other party under such contracts, commitments or arrangements has occurred or is threatened that will or could impair the ability of the Company or the Bank to enforce any of their rights thereunder in any material respect.

          2.13 LOAN PORTFOLIO. The loans contained in the loan portfolio of the Bank are evidenced by promissory notes or other evidences of indebtedness which, with all ancillary security documents, constitute valid and binding obligations of the Bank and each of the other parties thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable laws which may affect the availability of equitable remedies. None of such loans is subject to any defense, set-off, or counterclaim of any party liable thereon, and all of such loans that are secured, as evidenced by the ancillary security documents, are so secured by valid and enforceable liens. The Bank's reserve for loan losses as of the date hereof has been calculated in accordance with prudent and customary banking practices and is adequate to reflect the risk inherent in the Bank's loans.

          2.14 FIDUCIARY COMMITMENTS AND DUTIES. The records of the Bank contain accurate copies of all agreements, contracts, appointments, indentures, plans, trusts or other arrangements under which the Bank has agreed to act as a fiduciary or otherwise exercise fiduciary powers. The Bank is empowered and authorized to exercise all trust powers available to a Florida state bank under the laws of the State of Florida. The Bank has performed all of its duties in its capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver or other fiduciary in a fashion which complies in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the regulations thereunder, and with all orders, agreements, trusts, wills, contracts, appointments, indentures, plans, arrangements, instruments and common law standards, the violation of which would be material to the business, income, operations, assets, liabilities, financial condition or prospects of the Company or the Bank.

          2.15 ORAL COMMITMENTS. The records of the Bank contain accurate copies of all contracts, commitments or arrangements of a material nature, and the Bank has not entered into any such contract, commitment or arrangement, not reduced to writing, in which it has agreed (a) to loan money or extend credit, or to make other financial accommodations, to or for the benefit of another party, (b) to waive, release, modify, extend or defer the obligations or the terms thereof of any other party to repay indebtedness owing to the Bank or to forbear in the enforcement of any right or remedy of the Bank with respect thereto, (c) to release, relinquish or discharge any guarantor, surety, or other party that is or may be liable for repayment of indebtedness owing to the Bank,
(d) to release or surrender, in whole or in part, any collateral or rights therein, securing the obligation of any party that is or may be liable for repayment of indebtedness owing to the Bank or (e) to purchase or sell, or repurchase or resell, any asset or interest or participation therein from or to any party.

          2.16 SECURITIES SCHEDULES. The Company has furnished to NTC a Securities Schedule, attached as Schedule 2.16 to this Agreement, setting forth all investment securities owned by the Company or the Bank as of the month-end preceding the date of this Agreement.

          2.17 TAXES. All federal, state and local income, franchise, excise, real and personal property, employment and other material tax reports, returns, declarations and information statements (collectively, the "Returns") required to be filed by the Company or the Bank have been timely filed. All Returns covering periods through the fiscal year ended December 31, 1992, have been filed, and no application for extension of time for filing any Return or consent to any extension of the period of limitations applicable to the assessment or collection of any tax is in effect with respect to the Company or the Bank. Neither the Company nor the Bank is delinquent in the payment of any taxes claimed to be due by any taxing authority, and adequate provisions for taxes (including any penalties and interest) have been made on the books of the Company and the Bank and on the most recent of the Financial Statements. Returns filed with the Internal Revenue Service have been examined through approximately 1967 and all liabilities with respect thereto have been satisfied. Neither the Company nor the Bank has received any notice of any proposed deficiency of the Company or the Bank for any duty, tax, assessment or governmental charge, and there are no pending claims with respect thereto.

          2.18 EMPLOYEE BENEFIT PLANS.

          (a) The Schedule of Significant Contracts, attached as Schedule 2.11 to this Agreement, sets forth a complete and accurate list of each employee benefit plan within the meaning of Section 3(3) of ERISA (the "ERISA Plans"), each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of the Company or the Bank which the Company, the Bank or any ERISA Affiliate (as defined below) of the Company or the Bank maintains or contributes to (or has maintained or contributed to since January 1, 1987) or to which the Company, the Bank or any ERISA Affiliate of the Company or the Bank is a party or by which it is otherwise bound (collectively, together with the ERISA Plans, the "Benefit Plans"). The term "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, (i) together with such person, is under "common control" as described in Section 414(c) of the Code and the Consolidated Omnibus Budget Reconciliation Act and regulations or interpretations thereunder, or (ii) is a member of a "controlled group," as defined in Section 414(b) of the Code, which includes such person.

          (b) Neither the Company nor the Bank has entered into or maintains any Benefit Plan which includes any change of control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or the Bank or any other increase in the liabilities of the Company or the Bank under such Benefit Plan as a result of the transactions contemplated by this Agreement.

          (c) Neither the Company nor the Bank nor any ERISA Affiliate of the Company or the Bank maintains or has ever maintained or participates or has ever participated in a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor the Bank nor any ERISA Affiliate of the Company or the Bank nor any director or employee of any of the foregoing, nor any fiduciary of any ERISA Plan has engaged in any transaction in violation of
Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan.
Neither the Company nor the Bank nor any ERISA Affiliate of the Company or the Bank provides or has ever provided medical benefits to former employees, except as required by Section 601 of ERISA.

          (d) No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred, or is expected to be incurred, by the Company with respect to any Title IV Plan (as defined below), other than premium payment obligations. PBGC has not instituted any proceedings, and there exists no event or condition which would constitute grounds for institution of proceedings by PBGC, to terminate any Title IV Plan under Section 4024 of ERISA. The term "Title IV Plan" shall mean any ERISA Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA) and is subject to Title IV of ERISA. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Title IV Plan.

          (e) No Title IV Plan had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent plan year of such Title IV Plan. The value of the assets of each Title IV Plan as of the last day of the most recent plan year of such Title IV Plan, as determined by such plan's independent actuaries, exceeded the present value, as of such date, of all benefits accrued under such Title IV Plan, as determined by such actuaries. No events have occurred or, to the best knowledge of the Company, are expected to occur with respect to any Title IV Plan that would cause a material change in the value of the assets or benefits of such Title IV Plan for purposes of the preceding sentence. There have been no changes in the actuarial methods or assumptions used with respect to any Title IV Plan since January 1, 1990.

          (f) Each ERISA Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a determination letter from the Internal Revenue Service to the effect that it is so qualified under the Code and that its related funding instrument is tax-exempt under Section 501 of the Code.

          (g) Except as provided in Schedule 2.11, each Benefit Plan is, and since its inception, has been administered in material compliance with its terms and with all applicable laws, rules and regulations governing such Benefit Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the Internal Revenue Service under ERISA, the Code or any other applicable law. None of the Company, the Bank or any fiduciary with respect to any Benefit Plan has breached any of the responsibilities, obligations or duties imposed on it by ERISA.

          (h) There is no litigation, claim or assessment pending or, to the best knowledge of the Company, threatened by, on behalf of, or against any of the Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Benefit Plans that alleges a violation of applicable state or federal law. To the best knowledge of the Company, there is no basis for any such litigation, claim or assessment.

          (i) All accrued contributions and other payments to be made by the Company or the Bank to any Benefit Plan through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Financial Statements. Neither the Company nor the Bank is in default in performing any of its respective contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. There are no outstanding liabilities with respect to any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

          2.19  ENVIRONMENTAL LIABILITIES.   Except as disclosed on the
Environmental Schedule, attached as Schedule 2.19 to this Agreement, the Company and the Bank (whether acting individually or in a fiduciary capacity) have had and now have all environmental approvals, consents, licenses, permits and orders required to conduct the businesses in which they have been or are now engaged. The Company and the Bank (whether acting individually or in a fiduciary capacity) have been and are in compliance in all material respects with all applicable federal, state, county and municipal laws, regulations, authorizations, licenses, approvals, permits and orders relating to air, water, soil, solid waste management, hazardous or toxic substances, or the protection of health or the environment (collectively, the "Environmental Laws"). Except as disclosed in Schedule 2.19, there are no claims, actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against, or involving, the Company or the Bank (whether individually, by reason of its actions as a fiduciary or in its capacity as a fiduciary), any assets of the Company or the Bank, or any assets now or heretofore held by the Bank as a fiduciary for the account of others, under any of the Environmental Laws (whether by reason of any failure to comply with any of the Environmental Laws or otherwise). Except as disclosed in Schedule 2.19,no decree, judgment or order of any kind under any of the Environmental Laws has been entered against the Company or the Bank (either individually or in a fiduciary capacity).
Except as disclosed on Schedule 2.19 to this Agreement, neither the Company nor the Bank (whether acting individually or in a fiduciary capacity) is or was a generator or transporter of hazardous waste, or the owner, operator, lessor, sublessor, lessee or mortgagee of a treatment, storage, or disposal facility or underground storage tank as those terms are defined under the Resource Conservation and Recovery Act, as amended, or regulations promulgated pursuant thereto, or of real property on which such a treatment, storage or disposal facility or underground storage tank is or was located. Neither the Company nor the Bank (either individually or in a fiduciary capacity) (i) owns, operates, leases, subleases or holds a security interest in, or owned, operated, leased or subleased (A) any facility at which any Hazardous Substances (as defined below) were treated, stored, recycled, disposed or are or were installed or incorporated or (B) any real property on which such a facility is or was located, (ii) arranged for the disposal or treatment, or arranged with a transporter for transport for disposal or treatment of Hazardous Substances at any facility from which there is a release or threat of release, or (iii) accepts or accepted Hazardous Substances for transport for disposal or treatment at any facility, as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"). Except as disclosed on Schedule 2.19 to this Agreement, neither the Company nor the Bank (either individually or in a fiduciary capacity) is or was the holder of a security interest where the party giving the security is or was the owner or operator of a treatment, storage or disposal facility, underground storage tank or any facility at which any Hazardous Substances are or were treated, stored, recycled or disposed and where either the Company or the Bank (either individually or in a fiduciary capacity) participates or participated in management decisions concerning the facility's waste disposal activities. There are no other facts, conditions or situations, whether now or heretofore existing, that could form the basis for any claim against, or result in any liability of, the Company or the Bank (either individually, by reason of its actions as a fiduciary or in its capacity as a fiduciary) under any of the Environmental Laws. For purposes of this Section 2.19, "Hazardous Substance" shall mean a hazardous substance (as defined in CERCLA) and petroleum, including crude oil or any fraction thereof, but excluding underground crude oil in its natural unrefined state, prior to its initial extraction.

          2.20 COMPANY AND BANK REPORTS. Since January 1, 1991, the Company and the Bank have filed all reports, registrations, and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve Board, the Federal

Reserve Bank of Atlanta, the Federal Deposit Insurance Corporation and the Department of Banking and Finance of the State of Florida (collectively, the "Company Regulatory Reports"). As of their respective dates, such Company Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.21 NO ADVERSE CHANGES. Other than as specifically disclosed in this Agreement, the Financial Statements, the schedules delivered pursuant to this Agreement or the documents referred to in this Agreement as having been delivered to NTC, or as otherwise heretofore disclosed in writing to NTC by the Company, there has not occurred (1) any material adverse change since September 30, 1993 in the business, income, operations, assets, liabilities, financial condition, or prospects of the Company or the Bank, or (2) any condition (other than general economic or competitive conditions), event, circumstance, fact, or other occurrence, whether occurring before or since September 30, 1993 that may reasonably be expected to have or result in such a material adverse change.

          2.22 CONDUCT OF BUSINESS IN NORMAL COURSE. Since September 30, 1993, the businesses of the Company and the Bank have been conducted only in the ordinary and usual course consistent with past practice and with the restrictions set forth in Section 4.1 (as though such restrictions had been in force and effect throughout such period).

          2.23 CHANGE IN BUSINESS RELATIONSHIPS. Neither the Company nor the Bank has notice, whether on account of the transactions contemplated by this Agreement or otherwise, (a) that any customer, agent, representative or supplier of the Company or the Bank intends to discontinue, diminish or change its relationship with the Company or the Bank, the effect of which would be material to the business of the Company or the Bank, or (b) that any executive officer of the Bank intends to terminate or substantially alter the terms of his or her employment, other than Harold Hicks, the President of the Company and the Bank, who has informed the Company and the Bank of his intention to retire in 1995.

          2.24 BROKERS' AND FINDERS' FEES. The Company has not incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated hereunder, other than fees which, as of the date of this Agreement, have not exceeded $45,000 payable to Alex Sheshunoff & Co.

          2.25 ADOPTION OF BY-LAW. Prior to the date of this Agreement, a majority of the entire board of directors of the Company has amended its by-laws to provide that Section 607.0902 of the Florida Business Corporation Act shall not apply to control-share acquisitions of shares of the Company, in accordance with the articles of incorporation and by-laws of the Company and as permitted under Section 607.0902(5) of the Florida Business Corporation Act.

          2.26 NO OMISSIONS. None of the Statements of Essential Facts contained in Article II and none of the representations, warranties and covenants of the Company contained herein or in the schedules provided for herein or in the Financial Statements is false or misleading in any material respect or omits to state a fact herein or therein necessary to make such statements not misleading in any material respect.

                                  ARTICLE III
          STATEMENTS OF ESSENTIAL FACTS CONCERNING NTC AND NT-FLORIDA

          This Agreement is entered into by the Company upon the understanding, and NTC represents and warrants, that the following Statements of Essential Facts are true and correct on the date of this Agreement.

          3.1 ORGANIZATION AND EXISTENCE OF NTC AND NT-FLORIDA. NTC and NT-Florida are corporations duly organized, validly existing and in good standing
under the laws of the  States of Delaware and Florida, respectively.   Each of
NTC and NT-Florida has the corporate power to own its own properties and to carry on its business as it is now being conducted, and each is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification.

          3.2  CAPITALIZATION.

          (a) The authorized capital stock of NTC consists of (a) 140,000,000 shares of common stock, par value $1.66 2/3 per share, of which 53,142,573 shares were issued and outstanding as of November 30, 1993, and (b) 10,000,000 shares of Preferred Stock, of which 51,200 shares are issued and outstanding;

          (b) The authorized capital stock of NT-Florida consists of 1,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding and are owned of record and beneficially by NTC; and

          (c) The shares of common stock of NTC deliverable pursuant to this Agreement and the Merger Agreement will be duly authorized and, upon issuance and delivery in accordance with the terms hereof and thereof, will be validly issued, fully paid, and nonassessable, with no liability attaching to the ownership thereof arising from NTC or NT-Florida, will have been registered under the Securities Act of 1933 (the "Securities Act"), will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based on information provided by the Company, and will be qualified for inclusion in the NASDAQ System.

          3.3 AUTHORIZATION OF TRANSACTIONS AND AGREEMENTS. The execution, delivery, and performance of this Agreement have been duly authorized by the board of directors of NTC, and the execution, delivery and performance of the Merger Agreement will be, prior to the Closing, duly authorized by the boards of directors of NTC and NT-Florida in accordance with their respective certificate and articles of incorporation and by-laws and governing statutes. This Agreement constitutes, and the Merger Agreement will constitute, the legal, valid and binding obligations of NTC and, in the case of the Merger Agreement, NT-Florida, enforceable against each of them in accordance with their respective terms. Approval of this Agreement or the Merger Agreement by the stockholders of NTC is not required by law or by the rules of the National Association of Securities Dealers, Inc. (the "NASD") and approval of the Merger Agreement by the sole shareholder of NT-Florida is not required by law. NTC has the corporate power to execute, deliver, and perform this Agreement and the Merger Agreement and to consummate the transactions herein and therein contemplated, and NT-Florida has the corporate power to execute, deliver, and perform the Merger Agreement and to consummate the transactions therein contemplated, and such execution, delivery, and performance do not violate any provisions of the certificate of incorporation of NTC, the articles of incorporation of NT-Florida or the respective by-laws of NTC or NT-Florida, or any agreement to which either NTC or NT-Florida is a party or by which either NTC or NT-Florida is otherwise bound. Except for the approvals of the Federal Reserve Board and the Department of Banking and Finance of the State of Florida referred to in Section 4.4, the approval of the Merger Agreement by the board of directors of NT-Florida, the registration of the offer and sale of the common stock of NTC to be issued pursuant to the Merger under the Securities Act and the registration or qualification of the common stock of NTC under any applicable state securities or "blue sky" laws, and the filing with the NASD of prior notice of the issuance of additional shares of common stock of NTC, no consent of any governmental authority or other person is required to be obtained, and no prior notice to any governmental authority or other person is required to be given, by NTC or NT-Florida in order to permit consummation of the Merger.

          3.4  SEC FILINGS AND FINANCIAL STATEMENTS.

          (a) NTC has heretofore delivered to the Company copies of NTC's (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1992, (ii) 1992 Annual Report to Shareholders, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 and
(iv) all other reports, registration statements and other documents filed by NTC with the Securities and Exchange Commission (the "Commission") since December 31, 1992 (collectively, the "NTC Filings"). Since December 31, 1992, NTC has timely filed all reports, registration statements and other documents required to be filed with the Commission under the rules and regulations of the Commission, and all such reports, registration statements and other documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"). As of their respective filing and effective dates, none of such reports, registration statements or other documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The audited consolidated financial statements and unaudited interim financial statements of NTC contained or incorporated by reference in the NTC Filings have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and, together with the notes thereto, present fairly the consolidated financial position of NTC and its subsidiaries at the dates shown and the consolidated results of their operations, changes in stockholders' equity and cash flows for the periods then ended. The interim financial statements as at, and for, the periods ending March 31, 1993, June 30, 1993 and September 30, 1993 include all adjustments necessary for a fair presentation of the financial position of NTC and its subsidiaries and the results of their respective operations for the interim periods presented, subject to normal, recurring year-end adjustments and the omission of footnote disclosure.

          3.5 UNDISCLOSED LIABILITIES. Neither NTC nor any of its subsidiaries has any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof which, under the Exchange Act and the applicable rules and regulations of the Commission thereunder, (a) were required to be disclosed in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q as of the date of such reports or (b) are required to have been disclosed in a Current Report on

Form 8-K as of the date hereof, except as, and to the extent, disclosed in reports or documents heretofore filed by NTC with the Commission or as and to the extent disclosed, reflected or reserved against in the financial statements included or incorporated by reference therein.

          3.6 LITIGATION. NTC, its subsidiaries and the institution-affiliated parties (as defined in 12 U.S.C. (S)1813(u)) of each are in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (a) that regulate or are concerned in any way with the ownership and operation of banks or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (b) that otherwise relate to or affect the business or assets of NTC or any of its subsidiaries or the assets owned, used, occupied or managed by NTC or any of its subsidiaries, except for such instances of noncompliance which, in the aggregate, are not expected by NTC to have a material adverse effect on the business, income, operations, assets, liabilities, financial condition or prospects of NTC and its subsidiaries, taken as a whole. There are no claims, actions, suits, or proceedings pending or, to the best knowledge of the NTC, threatened or contemplated against or affecting NTC, any of its subsidiaries or the institution-affiliated parties of either NTC or any of its subsidiaries (in their capacities as such), at law or in equity, or before any federal, state, municipal, or other governmental authority or any arbitrator or arbitration panel, whether by contract or otherwise, that are required to be disclosed in the NTC Filings other than those which have been disclosed therein. Since September 30, 1993, there have been no such claims, actions, suits, or proceedings filed or, to the best knowledge of NTC, threatened or contemplated, and there has been no material developments with respect to any claim, action, suit or proceeding previously disclosed in the NTC Filings, which NTC would have been required to disclose in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q had such claim, action, suit or proceeding been filed or known to have been threatened contemplated, or had such material development occurred, prior to the date of filing of such report. All pending legal or governmental proceedings to which NTC or any of its subsidiaries is a party or of which any property of NTC or any of its subsidiaries is subject which are not disclosed in the NTC Filings, including ordinary routine litigation incidental to the business of NTC and its subsidiaries, are, considered in the aggregate, not material. There is no decree, judgment, or order or supervisory agreement of any kind in existence against or restraining NTC, any of its subsidiaries or any of their respective institution-affiliated parties from taking any action of any kind in connection with the business of NTC or any of its subsidiaries. Neither NTC nor any of its subsidiaries has received from any regulatory authority any notice or threat of enforcement actions, or any criticism, recommendation or suggestion of a material nature, and NTC has no reasonable basis for believing that any such notice or threat, criticism, recommendation or suggestion not otherwise disclosed herein is contemplated, concerning capital, compliance with laws or regulations, safety or soundness, fiduciary duties or other banking or business practices that has not been resolved to the reasonable satisfaction of such authority except for such notices, threats of enforcement actions, criticisms, recommendations or suggestions which, in the aggregate, are not expected by NTC to have a material adverse effect on the business, income, operations, assets, liabilities, financial condition or prospects of NTC and its subsidiaries, taken as a whole.

              3.7 NTC REPORTS. Since January 1, 1991, NTC and NT-Florida have filed all reports, registrations, and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve Board, the Federal Reserve Bank of Chicago, the Federal Reserve Bank of Atlanta and the Department of Banking and Finance of the

State of Florida (collectively, the "NTC Regulatory Reports"). As of their respective dates, such NTC Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.8 BROKERS' AND FINDERS' FEES. NTC has used the services of Goldman Sachs & Co. in connection with the transactions contemplated in this Agreement, and NTC bears the sole obligation for any brokerage commissions, finders' fees or like compensation due Goldman Sachs & Co. with respect to those services.

          3.9 NO ADVERSE CHANGES; CONDUCT OF BUSINESS IN NORMAL COURSE. Other than as specifically disclosed in this Agreement, the NTC Filings or any other documents referred to in this Agreement as having been delivered to the Company, there has not occurred (1) any material adverse change since September 30, 1993 in the business, income, operations, assets, liabilities (whether absolute, accrued, contingent or otherwise), financial condition or prospects of NTC, or
(2) any condition (other than general economic or competitive conditions), event, circumstance, fact or other occurrence, whether occurring before or since September 30, 1993, that may reasonably be expected to have or result in such a material adverse change. Since September 30, 1993 the business of NTC has been conducted only in the ordinary and usual course consistent with past practice.

          3.10 NO OMISSIONS. None of the Statements of Essential Facts contained in Article III and none of the representations, warranties and covenants of NTC contained herein or the statements contained in the NTC Filings or in the financial statements contained or incorporated in the NTC Filings is false or misleading in any material respect or omits to state a fact herein or therein necessary to make such statements not misleading in any material respect.

                                   ARTICLE IV
                         AGREEMENTS PENDING THE CLOSING

          Pending the Closing, the parties to this Agreement hereby agree as follows:

          4.1 CONDUCT OF BUSINESS. The Company shall conduct the Company's business and shall cause the Bank to conduct its business in the usual and ordinary course consistent with prudent banking practice. Without limiting the foregoing, without the prior written consent of NTC, (a) no change shall be made in the articles of incorporation or by-laws of the Company or the charter or by-laws of the Bank; (b) no change shall be made in the capitalization of the Company or the Bank or in the number of issued and outstanding shares of the Company or the Bank; (c) the compensation of officers or key employees of the Company or the Bank shall not be increased; provided, however, that (i) the compensation of officers and key employees of the Company and the Bank may be increased effective January 1, 1994, in a manner consistent with prior practice of the Company and the Bank, provided that the combined amount of the increases paid to all such officers and key employees shall not exceed, in the aggregate, $60,000, and (ii) the Company and the Bank may pay to their employees year-end bonuses for the 1993 fiscal year, in a manner consistent with prior practice of the Company and the Bank, provided that the aggregate amount of all such bonuses paid does not exceed $100,000; (d) no loans, or renewals or restructurings of loans, in the amount of $300,000 or more (including loans to any one borrower or related group of borrowers which, in the aggregate, equal or exceed $300,000) shall be made by the Bank except in the ordinary course of business and consistent with prudent banking practices and policies and applicable rules and regulations of regulatory authorities with respect to amount, terms, security and quality of such borrower's or borrowers' credit; (e) no dividends or other distributions shall be declared or paid by the Company or the Bank other than a cash dividend in the aggregate amount of $850,000 to be paid by the Bank to the Company and by the Company to its shareholders; (f) the Company and the Bank shall each use their best efforts to maintain their present insurance coverage in respect to their properties and business; (g) no significant changes shall be made in the general nature of the business conducted by the Company or the Bank;
(h) no employment, consulting, or other similar agreements shall be entered into by the Company or the Bank that are not terminable by the Company or the Bank on 30 days' notice or less without penalty or obligation; (i) neither the Company nor the Bank shall take any action that would result in a termination, partial termination, curtailment, discontinuance of a Plan or merger of any Plan into another plan or trust; (j) the Company and the Bank shall file all Returns in a timely manner and shall not make any application for or consent to any extension of time for filing any Return or any extension of the period of limitations applicable thereto; (k) neither the Company nor the Bank shall make any expenditure for fixed assets in excess of $25,000 for any single item, or $100,000 in the aggregate, or shall enter into leases of fixed assets having an annual rental in excess of $25,000; (l) neither the Company nor the Bank shall incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction except in the ordinary course consistent with prudent banking and fiduciary practices (which includes accepting new fiduciary appointments on terms consistent with past practices); (m) neither the Company nor the Bank shall do or fail to do anything that will cause a breach of, or default under, any contract, agreement, commitment, obligation, appointment, plan, trust or other arrangement to which the Company or the Bank is a party or by which either the Company or the Bank is otherwise bound or under which the Bank has agreed to act as a fiduciary or otherwise exercise fiduciary powers;
(n) the Bank shall not engage or agree to engage in any "covered transaction" within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to the applicability of any exemptions contained in Section 23A) or any transaction of the kind referred to in Section 2.10; (o) the Bank shall only purchase or invest in obligations of the government of the United States or agencies of the United States or state or local governments having maturities of not more than five years and which municipal obligations have been assigned a rating of A or better by Moody's Investors Service or by Standard & Poor's; (p) no changes of a material nature shall be made in either the Company's or the Bank's accounting procedures, methods, policies or practices or the manner in which the Company or the Bank maintain their records; and (q) the Bank shall not accept or renew any brokered deposits. The Company may request the consent of NTC to any of the foregoing actions by furnishing NTC with a written request which describes the action proposed to be taken by the Company, which consent shall not be unreasonably withheld. NTC shall have a period of ten days from the date of receipt of such request (determined in accordance with Section 7.7 hereof) in which to notify the Company that it has either consented, or refused to consent, to the proposed action. NTC's failure to respond to any such request within such ten-day period shall be deemed to constitute a consent to the action proposed in the Company's request. The Company acknowledges and agrees that, in determining the reasonableness of any action proposed by the Company, NTC shall be entitled to consider NTC's purpose and intent in entering into this Agreement and its interest in preserving the business and operations of the Company and the Bank as conducted on the date hereof. The Company further acknowledges and agrees that any refusal by NTC to consent to any of the actions prohibited by clauses (a), (b), (c), (e), (g), (i), (n) or (p) of this
Section 4.1 shall be deemed reasonable.

          4.2 ACCESS TO INFORMATION. To the extent permissible under law, the Company shall, and shall cause the Bank to, (a) give NTC and its representatives full access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) with respect to the Company and the Bank; and (b) furnish to NTC and its representatives, as soon as they become available, all reports on loans and investments of the Bank, month-end balance sheets and profit and loss statements of the Bank, internal and external audit reports of the Bank and such other reports relating to the Bank (including its fiduciary activities and the ownership or management of assets in fiduciary accounts) that NTC may reasonably request. To the extent permissible under law, NTC shall, and shall cause NT-Florida to, (a) give the Company and its representatives full access to such information with respect to NTC and NT-Florida as may be reasonably required by the board of directors of the Company to determine the adequacy of the consideration paid for the Company Common Stock; and (b) furnish to the Company copies of any documents filed with the Commission and any written communications sent to NTC's stockholders. Each of NTC and the Company shall use such information solely for the purpose of conducting business, legal and financial reviews of the other party and for such other purposes as may be related to this Agreement. Each of NTC and the Company shall maintain the confidentiality of all such information (other than information which is in the public domain or otherwise ascertainable from public or outside sources) except to the extent that disclosure is required by judicial process or governmental or regulatory authorities. Pending the Closing, representatives of NTC shall be given full access to the Company and the Bank's business activities and afforded the opportunity to observe their business activities and consult with their directors and officers regarding the same on an ongoing basis.

          4.3 SHAREHOLDERS MEETING; PROXY STATEMENT. As soon as practicable after the date of this Agreement, and in no event later than May 30, 1994, the Company shall call and hold a special meeting of the shareholders of the Company (the "Shareholders Meeting") to act upon and consider the Merger and the Merger Agreement in accordance with the articles of incorporation and by-laws of the
Company and applicable Florida law.   Prior to the Shareholders Meeting, the
Company will prepare and distribute to its shareholders a definitive proxy statement (the "Proxy Statement") that will comprise part of the Registration Statement (as defined in Section 4.5 hereof). The Proxy Statement shall contain
(a) such information as would be required to be included in such a proxy statement under the Securities Act, the Exchange Act, any applicable rules and regulations thereunder, and any applicable state corporate and securities laws applicable to the offering and sale of the common stock of NTC in the Merger and the solicitation of proxies for the Shareholders Meeting, and (b) such additional information as NTC deems reasonably necessary so that the Proxy Statement may be included as part of the Registration Statement. NTC shall furnish to the Company such information relating to it and its affiliates and the transactions contemplated in this Agreement and the Merger Agreement and such further information as may be necessary or as may be reasonably requested by the Company for use in the Proxy Statement. The Company shall furnish NTC and its counsel with a copy of the Proxy Statement in advance of mailing and a reasonable time prior to the proposed date on which the Registration Statement (as defined in Section 4.5 hereof) is to be filed with the Commission, and the Company shall make such changes to the Proxy Statement as NTC deems necessary to permit the Proxy Statement to be included in the Registration Statement. The Company shall not mail or otherwise furnish or publish to its shareholders any proxy solicitation material or other material relating to the Merger or the Merger

Agreement that might constitute a "prospectus" within the meaning of the Securities Act other than the Proxy Statement. Subject to the fiduciary duties of the directors of the Company, the Company, acting through its board of directors shall (a) recommend to the shareholders of the Company that they vote their shares in favor of the Merger and the Merger Agreement and shall reflect such recommendation in the Proxy Statement and (b) take all lawful action to solicit proxies for and otherwise obtain shareholder approval of the Merger and Merger Agreement.

          4.4 REGULATORY APPROVALS. As soon as practicable, NTC will, and will cause NT-Florida to, (a) file with the Federal Reserve Board an application for, and use its best efforts to obtain, approval of the transactions contemplated by this Agreement and the Merger Agreement under the Bank Holding Company Act of 1956, as amended, upon such terms and conditions as are satisfactory to NTC, and
(b) file with the Department of Banking and Finance of the State of Florida an application for, and use its best efforts to obtain, a certificate of approval of a change of control of the Bank, upon such terms and conditions as are satisfactory to NTC. The Company shall, and shall cause the Bank to, cooperate fully in the process of obtaining such approvals.

          4.5 REGISTRATION STATEMENT. As soon as reasonably practicable after the date hereof, NTC shall prepare and file with the Commission a Registration Statement registering under the Securities Act the offer and sale of the shares of common stock of NTC to be issued in the Merger (the "Registration Statement"). NTC shall use its best efforts to have the Registration Statement declared effective and shall maintain such effectiveness until immediately after the Effective Date. The Company shall cooperate with NTC in the preparation, filing and process of securing the effectiveness of the Registration Statement and shall furnish to NTC such information relating to it and its affiliates and the transactions contemplated in this Agreement and the Merger Agreement and such further and supplemental information as may be necessary or as may be reasonably requested by NTC for use in the Registration Statement. NTC will use its best efforts to register or qualify the shares of common stock of NTC to be issued in the Merger under the securities or blue sky laws of all jurisdictions in which such registration or qualification is required, based on information provided by the Company.

          4.6 INFORMATION TO BE INCLUDED IN PROXY STATEMENT AND REGISTRATION STATEMENT. None of the information furnished by NTC or the Company for inclusion in the Registration Statement, the Proxy Statement, or any other document filed with the Commission or any state securities commission, at the respective times at which such documents are filed with the Commission or such state securities commission or, in the case of the Registration Statement, when it becomes effective, or in the case of the Proxy Statement, when mailed or at the time of the Shareholders Meeting, shall be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

          4.7 AFFILIATE LETTERS. The Company shall provide NTC with such information as may be reasonably necessary to determine the identity of those persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 (or any successor rule) promulgated by the Commission under the Securities Act or within the meaning of Commission Staff Accounting Bulletin No. 65 (interpreting certain requirements for treating a business combination as a pooling of interests) and a list of those persons whom the Company believes may be deemed to be affiliates. Within 30 days of the execution of this Agreement, the Company will obtain and deliver to NTC affiliate letters, substantially in the form of Exhibit B to this Agreement, from each of the directors and principal officers of the Company and will use its best efforts to obtain such letters from the holders of five percent or more of the outstanding shares of the Common Stock of the Company and from any other persons who, in the opinion of counsel for NTC, may be deemed to be affiliates within the meaning of Rule 145 or Commission Staff Accounting Bulletin No. 65.

          4.8 LOAN REVIEW. The Company shall cause the Bank, prior to the Closing Date, to write off all loans of the Bank that are required to be written off by the Bank's regulators or that, in conformity with past practices and policies of the Bank, should be written off as loan losses. In addition, NTC shall be entitled to review the loan portfolio of the Bank and shall be furnished with full information regarding the status of each loan contained therein, as of a date not more than thirty (30) days prior to the Closing Date, and NTC and the Company shall negotiate in good faith regarding the write-off of potential loan losses (net of reasonably conservative estimates of collateral recoveries and of applicable reserves) identified to the Company by NTC.

          4.9 BOARD OF DIRECTORS' NOTICES AND MINUTES. To the extent permissible under law, the Company shall promptly transmit to NTC copies of all notices, minutes, consents and other materials that the Company or the Bank provide to their respective directors, other than materials relating to any proposed acquisition of the Company or the Bank. NTC agrees to hold all such information in confidence and trust and to act in a fiduciary manner with respect to such information.

          4.10 BEST EFFORTS. NTC and the Company shall use their best efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the parties hereto will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or become untrue.

          4.11 BUSINESS RELATIONS AND PUBLICITY. The Company will use its best efforts to preserve the reputation and relationship of the Company and the Bank with suppliers, clients, customers, employees, and others having business relations with the Company or the Bank. No press release or other communication in connection with or relating to this Agreement or the transactions contemplated hereby (other than communications with appropriate regulatory authorities) shall be issued or made except as mutually agreed upon; provided that NTC, after consultation with the Company, may make such disclosures concerning the transactions provided for herein as NTC believes are required by the Exchange Act.

          4.12 NO CONDUCT INCONSISTENT WITH THIS AGREEMENT. The Company shall not (a) offer or sell, or negotiate with or entertain any proposals from any other person for any such offer or sale of, any shares of the capital stock of the Company or the Bank, or (b) negotiate with or entertain any proposals from any other person for any other transaction wherein the business or substantially all of the properties of the Company or the Bank would be acquired, directly or indirectly, by any party other than NTC or a subsidiary of NTC, except, in each case, (i) upon the termination of this Agreement pursuant to Section 7.4, (ii) with the prior written consent of NTC, (iii) pursuant to a written direction from any regulatory authority or (iv) upon the receipt of an unsolicited offer from a third party where the board of directors of the Company reasonably believes that its fiduciary duties require it to enter into discussions with such party.

          4.13 UNTRUE REPRESENTATIONS AND WARRANTIES. During the term of this Agreement, if any party becomes aware of any facts or of the occurrence or impending occurrence of an event which would cause one or more of the representations and warranties of such party contained in this Agreement to be or become untrue as of the Closing Date then:

          (a) such party shall immediately give detailed written notice thereof to the other party; and

          (b) such party shall use reasonable efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other party.


                                   ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF NTC

          Unless the conditions are waived by NTC, all obligations of NTC under this Agreement are subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

          5.1 STATEMENTS OF ESSENTIAL FACTS; PERFORMANCE OF AGREEMENTS. The Statements of Essential Facts contained in Article II of this Agreement and any representations or warranties of the Company contained herein or in any documents, certificates, or schedules delivered by, or on behalf of, the Company to NTC pursuant to this Agreement shall be true and correct in all material respects at the Closing as though made on the Closing Date, and the Company shall have performed in all material respects all agreements herein required to be performed by it on or prior to the Closing.

          5.2 CLOSING CERTIFICATE. NTC shall have received a certificate signed by the Chief Executive Officer of the Company and dated as of the Closing Date, certifying in such detail as NTC may reasonably request as to the fulfillment of the conditions to the obligations of NTC as set forth in this Agreement and required to be fulfilled by the Company or the Bank on or before the Closing.

          5.3 REGULATORY APPROVALS. NTC and NT-Florida shall have duly obtained the approvals of the Federal Reserve Board and the Department of Banking and Finance of the State of Florida referred to in Section 4.4 upon such terms and conditions as are satisfactory to NTC, and a period of 30 days shall have passed since the date of the approval under the Bank Holding Company Act of 1956 without the filing of any motion for rehearing or appeal from such approval or the commencement of any suit or action under the antitrust laws of the United States seeking to enjoin the transactions provided for herein or to obtain substantial damages in respect of them.

          5.4 APPROVAL OF MERGER AND DELIVERY OF MERGER AGREEMENT. The Merger Agreement and the transactions contemplated therein shall have been approved by the vote of the shareholders of the Company at a meeting called and held in accordance with the laws of the State of Florida and the articles of incorporation and by-laws of the Company. The proper officers of the Company shall have executed and delivered to NT-Florida copies of the Merger Agreement and of articles of merger, in form suitable for filing with the Secretary of State of the State of Florida, and shall have executed and delivered all such other certificates, statements, or instruments as may be necessary or appropriate to effect such filings. Not more than 7.5% of the shares of the Common Stock of the Company shall be subject to exercises of dissenters' rights by the holders thereof in accordance with Sections 607.1302 and 607.1320 of the Florida Business Corporation Act.

          5.5 EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have become effective with respect to the shares of common stock of NTC to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued, no proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the Commission shall have been complied with to NTC's reasonable satisfaction.

          5.6 NO LITIGATION. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated herein or in the Merger Agreement or to obtain other relief in connection with this Agreement, the Merger Agreement or the transactions contemplated herein or therein that NTC believes, in good faith and with the written advice of counsel, makes it undesirable or inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that NTC, NT-Florida, the directors of NTC or NT-Florida, or the Company has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a material adverse effect on the future conduct of the business of the Company or the Bank.

          5.7 NET WORTH AND LOAN LOSS RESERVE REQUIREMENTS. As of the last day of the month preceding the Closing Date, (a) the shareholders' equity in the Company, determined in conformity with generally accepted accounting principles applied on a basis consistent with the preparation of the Financial Statements, shall be at not less than $21,685,000, (b) the sum of the capital, surplus and undivided profits of the Bank, determined in conformity with generally accepted accounting principles applied on a basis consistent with the preparation of the Financial Statements, shall be not less than $21,662,000, and (c) the Bank's reserve for loan losses, determined as described in Section 2.13, shall be not less than 1% of the Bank's net loans (gross loans less unearned discounts).

          5.8 AUDIT. NTC and Arthur Andersen & Co. shall have had an adequate opportunity to conduct such a review or examination of the financial condition, assets, liabilities, results of operation and business of the Company and the Bank as NTC shall deem prudent, and such review or examination shall not have disclosed matters that are inconsistent in any material respect with the representations and warranties of the Company contained in this Agreement.

          5.9 ENVIRONMENTAL SURVEYS. NTC shall have received from the Company copies of reports of Phase I environmental audits of all real property or facilities used by either the Company or the Bank in the conduct of its business, and of such other properties or facilities in which the Bank has any interest (either individually or as a fiduciary) as identified by NTC, conducted by an independent environmental consultant reasonably acceptable to NTC. NTC shall pay the cost of obtaining such Phase I environmental audits. No such environmental audit shall have identified any violation of the Environmental Laws or condition relating to the environment, human health or safety which could reasonably be expected to have a material adverse effect on the business, income, operations, assets, liabilities, financial conditions or prospects of the Company or the Bank.

          5.10 OPINION OF COUNSEL. NTC shall have received the opinion of Shutts & Bowen, counsel for the Company, dated as of the Closing Date, and in form satisfactory to NTC and its counsel, to the effect that:

          (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, has the corporate power to own its own properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification. The Company has no subsidiaries other than Bank.

          (b) The Bank is a state bank duly chartered and organized, validly existing and authorized to transact the business of banking under the laws of the State of Florida and is duly authorized and has full power to own its properties and carry on its business as now being conducted. The Bank is empowered and authorized to exercise all trust powers available to a Florida state bank under the laws of the State of Florida. The Bank has no subsidiaries.

          (c) The authorized capital stock of the Company consists of 1,000,000 shares of capital stock, par value $0.01 per share, of which 19,740 shares of Common Stock of the Company are issued and outstanding. The issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and are free of preemptive rights, except for the preemptive rights specified in Article VIII of the Company's articles of incorporation. Except for rights of NTC under this Agreement, there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

          (d) The authorized capital stock of the Bank consists of 19,740 shares of common stock, par value $25.00 per share, all of which are issued and outstanding and are owned of record and beneficially by the Company. The issued and outstanding shares of Common Stock of the Bank have been duly and validly authorized and issued, are fully paid and nonassessable, and are free of preemptive rights. All of such issued and outstanding shares are free and clear of all security interests, liens, claims, pledges, escrows, options, warrants, rights of purchase, equities, charges, encumbrances, proxies, voting trusts and restrictions on transfer. Except for rights of NTC under this Agreement, there are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Company or the Bank any shares of capital stock of the Bank, whether now or hereafter authorized or issued.

          (e) The execution, delivery, and performance of this Agreement and the Merger Agreement, and the transactions contemplated herein and therein, have been duly authorized by the board of directors of the Company and, in the case of the Merger Agreement, by the shareholders of the Company, these being the only corporate authorizations required under the Company's articles of incorporation and by-laws and the laws of the State of Florida. This Agreement and the Merger Agreement constitute the legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors generally and to general principles of equity.

          (f) The execution, delivery, and performance of this Agreement and the Merger Agreement do not violate any provisions of the articles of incorporation or by-laws of the Company or the charter or by-laws of the Bank, any provision of applicable law or the regulations thereunder or, to the best knowledge of such counsel after reasonable investigation, any contract or agreement to which the Company or the Bank is a party or by which the Company or the Bank is otherwise bound that would prohibit consummation of the transactions contemplated by this Agreement and the Merger Agreement in the manner herein and therein contemplated.

          (g) There are no claims, actions, suits, or proceedings pending or, to the best knowledge of such counsel after reasonable investigation, threatened against, the Company or the Bank, at law or in equity, or before any Federal, state, municipal, or other governmental authority, or before any arbitrator or arbitration panel, whether by contract or otherwise, or any decrees, judgments, or orders of any kind in existence enjoining or restraining the Company or the Bank or any of their directors, officers, or employees from taking action of any kind in connection with the business of the Company or the Bank.

          (h) There are no actions, suits, or proceedings, pending or, to the best knowledge of such counsel after reasonable investigation, threatened against the Company to enjoin consummation of the Merger of the Company and NT-Florida or to obtain other relief in connection with this Agreement or the transactions contemplated hereby.

          (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or the Bank is required in connection with the Merger or the consummation by the Company or the Bank of the other transactions contemplated by this Agreement, except such as have been obtained.

          (j) No facts have come to the attention of such counsel that lead it to believe that the Proxy Statement (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no opinion), at the time of mailing to the shareholders of the Company, at the date of the Shareholders' Meeting, as of the effective date of the Registration Statement or as of the Closing Date, contained an untrue fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering its opinion, such counsel may rely as to matters of fact upon such certificates of the officers of the Company or governmental officials as such counsel deems appropriate.

          5.11 NO ADVERSE CHANGES. There shall not have occurred since the date of this Agreement (a) any material adverse change in the business, income, operations, assets, liabilities, financial condition, or prospects of the Company and the Bank, considered as a whole, or (2) any condition (other than general economic or competitive conditions), event, circumstances, fact, or other occurrence that may reasonably be expected to have or result in such a material adverse change.

          5.12 POOLING OF INTEREST COMFORT LETTER. NTC shall have received a letter from Arthur Andersen & Co., in form satisfactory to NTC, approving the accounting treatment of the Merger as a "pooling of interests" in accordance with generally accepted accounting principles as of a date not more than five business days prior to the Closing Date.

          5.13 AFFILIATE LETTERS. Not later than 30 days following the date of execution of this Agreement, NTC shall have received affiliate letters, substantially in the form attached hereto as Exhibit B, from each of the directors, principal officers, or holders of five percent or more of the outstanding shares of the Common Stock of the Company and from any persons who, in the opinion of counsel for NTC, may be deemed to be "affiliates" within the meaning of Rule 145 under the Securities Act or Commission Staff Accounting Bulletin No. 65, pursuant to which such affiliates shall agree, among other things, not to make any sale, transfer or other disposition of (a) shares of capital stock of the Company or NTC within 30 days prior to the Merger, and (b) shares of common stock of NTC issued in the Merger prior to the publication by NTC of the financial results of the combined operations of NTC and the Company covering a period of at least 30 days after the Merger.

          5.14 CONSENTS AND PERMISSIONS. The Company and the Bank shall have obtained all such written consents, permissions and approvals as are required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement and the Merger Agreement.

          5.15 COMFORT LETTER. NTC shall have received from KPMG Peat Marwick "comfort letters" dated the date of mailing of the Proxy Statement and the Effective Date, covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to NTC.

          5.16 OTHER DOCUMENTS. NTC shall have received at the Closing such other customary documents, certificates, or instruments as it may have reasonably requested evidencing compliance by the Company with the terms and conditions of this Agreement.


                                   ARTICLE VI
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

          Unless the conditions are waived by the Company, all obligations of the Company under this Agreement are subject to the fulfillment, on or prior to the Closing, of each of the following conditions:

          6.1 STATEMENTS OF ESSENTIAL FACTS; PERFORMANCE OF AGREEMENTS. The Statements of Essential Facts contained in Article III of this Agreement and any representations or warranties of NTC contained herein or in any documents, certificates, or schedules delivered by NTC or on its behalf to the Company pursuant to this Agreement shall be true and correct in all material respects at the Closing as though made on the Closing Date, and NTC shall have performed in all material respects all agreements herein required to be performed by it on or prior to the Closing.

          6.2 CLOSING CERTIFICATE. The Company shall have received a certificate signed by the Chairman, President and Chief Executive Officer, a Senior Executive Vice President, an

Executive Vice President, or a Senior Vice President of NTC and dated as of the Closing Date, certifying in such detail as the Company may reasonably request, as to the fulfillment of the conditions to the obligations of the Company as set forth in this Agreement.

          6.3 REGULATORY APPROVALS. NTC and NT-Florida shall have duly obtained the approvals of the Federal Reserve Board and the Department of Banking and Finance of the State of Florida referred to in Section 4.4 and a period of 30 days shall have passed since the date of the approval under the Bank Holding Company Act of 1956 without the filing of any motion for rehearing or appeal from such approval or the commencement of any suit or action under the antitrust laws of the United States seeking to enjoin the transactions provided for herein or to obtain substantial damages in respect of them.

          6.4 APPROVAL OF MERGER AND DELIVERY OF MERGER AGREEMENT. The Merger Agreement and the transactions contemplated therein shall have been approved by the shareholders of the Company in accordance with the laws of the State of Florida and the articles of incorporation and by-laws of the Company. The proper officers of NT-Florida and NTC shall have executed and delivered to the Company copies of the Merger Agreement and the proper officers of NT-Florida shall have executed and delivered articles of merger, in form suitable for filing with the Secretary of State of the State of Florida, and shall have executed and delivered all such other certificates, statements, or instruments as may be necessary or appropriate to effect such a filing.

          6.5 EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Registration Statement shall have become effective with respect to the shares of common stock of NTC to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened, and all requests for additional information on the part of the Commission shall have been complied with to the Company's reasonable satisfaction.

          6.6 NO LITIGATION. No suit or other action shall have been instituted or threatened seeking to enjoin the consummation of the transactions contemplated hereby or to obtain other relief in connection with this Agreement or the transactions contemplated hereby that the Company believes, in good faith and with the written advice of counsel, makes it undesirable or inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that the Company, its directors, NTC or NT-Florida has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a material adverse effect on the future conduct of the business of NTC, NT-Florida or the Company.

          6.7 NET WORTH REQUIREMENT. As of the last day of the month preceding the Closing Date, the stockholders' equity in NTC, determined in conformity with generally accepted accounting principles applied on a basis consistent with the preparation of the financial statements contained or incorporated by reference in the NTC Filings, shall be at not less than $1,115,700,000.

          6.8 OPINION OF COUNSEL. The Company shall have received the opinion of Schiff Hardin & Waite, counsel for NTC, dated as of the Closing Date, and in form satisfactory to the Company and its counsel to the effect that:

          (a) NTC and NT-Florida are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Florida, respectively. Each of NTC and NT-Florida has the corporate power to own its own properties and to carry on its business as it is now being conducted.

          (b) The shares of common stock of NTC deliverable pursuant to this Agreement and the Merger Agreement will be duly authorized and, upon issuance and delivery in accordance with the terms hereof and thereof, will be validly issued, fully paid, and nonassessable, with no liability attaching to the ownership thereof arising from NTC or NT-Florida, and will have been registered under the Securities Act and will have been registered or qualified under the securities laws of all jurisdictions in which such registration or qualification is required, based on information provided by the Company, and will be qualified for inclusion in the NASDAQ System.

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly authorized by the board of directors of NTC and the execution, delivery and performance of the Merger Agreement have been duly authorized by the boards of directors of NTC and NT-Florida, these being the only corporate authorizations required under NTC's certificate of incorporation and by-laws, NT-Florida's articles of incorporation and by-laws, and the laws of the States of Delaware and Florida. This Agreement and the Merger Agreement constitute the legal, valid, and binding obligations of NTC and, in the case of the Merger Agreement, of NT-Florida, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors generally and to general principles of equity.

          (d) The execution, delivery, and performance of this Agreement and the Merger Agreement do not violate any provisions of the certificate of incorporation or by-laws of NTC or the articles of incorporation or by-laws of NT-Florida, any provision of applicable law or the regulations thereunder or, to the best of such counsel's knowledge after reasonable investigation, of any contract or agreement to which NTC or NT-Florida is a party or by which either is otherwise bound that would prohibit consummation of the transactions contemplated by this Agreement and the Merger Agreement in the manner herein and therein contemplated.

          (e) There are no claims, actions, suits, or proceedings, pending or, to the best knowledge of such counsel after reasonable investigation, threatened against NTC or NT-Florida at law or in equity, or before any federal, state, municipal, or other governmental authority, or any decrees, judgments, or orders of any kind that are in existence enjoining or restraining NTC or NT-Florida or any of their respective directors, officers, or employees from taking action of any kind in connection with the business of NTC or NT-Florida.

          (f) There are no actions, suits, or proceedings, pending or, to the best knowledge of such counsel after reasonable investigation, threatened against NTC or NT-Florida, to enjoin consummation of the Merger or to obtain other relief in connection with this Agreement, the Merger Agreement or the transactions contemplated herein or therein.

          (g) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over NTC or its subsidiaries is required for the issuance of the shares by NTC in connection with the Merger or the consummation by NTC or NT-Florida of the other transactions contemplated by this Agreement, except such as have been obtained.

          (h) The Registration Statement and prospectus set forth therein (the "Prospectus") and any amendments and supplements thereto made prior to the Closing Date (other than the financial statements and related schedules and other financial information contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, as applicable, and the rules and regulations thereunder; such counsel has no reason to believe that, as of the effective date of the Registration Statement, the date of the Shareholders Meeting and the Closing Date, the Registration Statement or Prospectus (other than the financial statements and related schedules and other financial information contained or incorporated by reference therein, as to which such counsel need express no opinion) or, as of its date, any further amendment or supplement thereto made by NTC prior to the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which have not been filed or incorporated by reference or described as required.

          In rendering its opinion, such counsel may rely as to any of the matters listed above upon an opinion of the General Counsel of NTC, which shall be addressed to and delivered to the Company at the Closing, and may rely as to matters of fact upon such certificates of the officers of NTC or governmental officials as such counsel deems appropriate.

          6.9 NO ADVERSE CHANGES. There shall not have occurred since the date of this Agreement (a) any material adverse change in the business, income, operations, assets, liabilities, financial condition, or prospects of NTC, or
(2) any condition (other than general economic or competitive conditions), event, circumstances, fact, or other occurrence that may reasonably be expected to have or result in such a material adverse change.

          6.10 COMFORT LETTER. The Company shall have received from Arthur Andersen & Co. "comfort letters" dated the date of mailing of the Proxy Statement and the Effective Date, covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to the Company.

          6.11 OTHER DOCUMENTS. The Company shall have received at the Closing all such other customary documents, certificates, or instruments as it may have reasonably requested evidencing compliance by NTC with the terms and conditions of this Agreement.

                                  ARTICLE VII
                                    GENERAL

          7.1 NON-SURVIVAL OF REPRESENTATIONS. Except for the agreements set forth in Sections 3.2(c), 7.2 and 7.3, none of the statements, representations, warranties, and agreements made by the parties hereto shall survive the Closing.

          7.2 FURTHER ASSURANCES. The parties hereto agree that at any time and from time to time after the Closing each party will cause to be executed and delivered to the other party such further instruments or documents as any other party may reasonably require to give effect to the transactions contemplated hereunder.

          7.3 EXPENSES. The parties hereto shall each bear their respective costs and expenses incurred in the consummation of this transaction; provided, however, that in the event that (a) this Agreement is terminated by NTC pursuant to Section 7.4(c) (other than as the result of a material breach of any representation or warranty made by the Company if the Company demonstrates that it did not know, and in the exercise of reasonable diligence, should not have known, that such representation and warranty was untrue at the time it was made), the Company shall reimburse NTC in an amount, not to exceed $500,000, for the out-of-pocket expenses, subject to verification thereof, that NTC has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of NTC; (b) this Agreement is terminated pursuant to Section 7.4(f), the Company shall pay to NTC $500,000, which amount is intended to compensate NTC for its out-of-pocket expenses and time and effort in connection with the Agreement, (c) this Agreement is terminated by the Company pursuant to Section 7.4(d) , NTC shall reimburse the Company in an amount, not to exceed $300,000, for the out-of-pocket expenses, subject to verification thereof, that the Company has incurred in furtherance of this Agreement and the transactions contemplated herein, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of the Company, or (d) this Agreement is terminated pursuant to Section 7.4(b)(ii) if the regulatory application referred to in Section 7.4(b)(ii) shall not have been accepted for filing by the Federal Reserve Board on or before June 30, 1994 or NTC and NT-Florida shall have failed to obtain the regulatory approvals referred to in Sections 5.3 and 6.3 hereof, in each case by reason of factors pertaining to NTC, NTC shall pay to the Company $300,000, which amount is intended to compensate the Companyfor its out-of-pocket expenses and time and effort in connection with the Agreement. All costs and expenses reasonably estimated to have been incurred by the Company shall be either paid or accrued for on or prior to the Closing Date; provided, however, that nothing in this
Section 7.3 shall be deemed to relieve the Company of its liability to pay any expenses incurred in connection with this Agreement following the Closing.

          7.4 TERMINATION. This Agreement may be terminated (a) at any time by written agreement between NTC and the Company, (b) by either NTC or the Company if (i) the Closing has not occurred by September 30, 1994, or such later date agreed to by the boards of directors of NTC and the Company, or (ii) the application of NTC and NT-Florida for approval of the transactions contemplated by this Agreement and the Merger Agreement has not been accepted by the Federal Reserve Board for filing on or before June 30, 1994 or NTC and NT-Florida shall have failed to obtain the regulatory approvals referred to in Sections 5.3 and
6.3 hereof, (c) by NTC by written notice to the Company, if the Company has breached this Agreement in any material respect, (d) by the Company by written notice to NTC, if NTC has breached this Agreement in any material respect, (e) by NTC by written notice to the Company at any time on or prior to a date that is 30 days after the execution of this Agreement if NTC reasonably determines that, based upon the Company's or the Bank's financial or business condition or prospects, consummation of the transactions contemplated herein will not be in the best interests of NTC, (f) by the Company, if the board of directors of the Company determines that its fiduciary duties require it to accept an unsolicited Acquisition Offer (as hereinafter defined) from a third party or by NTC if an Acquisition Offer from a third party is accepted by the Company or consummated, in each case by written notice to the other party, (g) by the Company, by written notice received by NTC, no later than 5:00 p.m., Eastern Standard Time, on the third business day preceding the Closing Date, if the Closing Date Value of the common stock of NTC shall be less than $33 per share, and (h) by NTC, by written notice received by the Company no later than 5:00 p.m., Eastern Standard Time, on the third business day preceding the Closing Date, if the Closing Date Value of the common stock of NTC shall be greater than $48 per share. For purposes of clause
(f) of this Section 7.4, an Acquisition Offer shall mean any proposed transaction or series of transactions involving or affecting the Company or the Bank (or the securities or assets of either) that, if effected, would constitute an acquisition of control of either the Company or the Bank within the meaning of 12 USCA (S) 1817(j) (disregarding the exceptions set forth in 12 USCA
(S)1817(j)(17)) and the regulations of the Federal Reserve Board thereunder. Notwithstanding the foregoing, the Company shall not have the right to terminate this Agreement pursuant to clause (g) of this Section 7.4 if NTC agrees in writing, no later than 5:00 p.m., Eastern Standard Time, on the next business day following receipt of notice of termination by the Company, to increase the maximum number of shares of common stock of NTC which may be issued in the Merger to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000 determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the twenty (20) days ending on the Valuation Date, and NTC shall not have the right to terminate this Agreement pursuant to clause (h) of this Section 7.4 if the Company agrees in writing, no later than 5:00 p.m., Eastern Standard Time, on the next business day following receipt of notice of termination by NTC, to reduce the minimum number of shares of common stock of NTC which may be issued in the Merger to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000 determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the twenty (20) days ending on the Valuation Date. For purposes of the foregoing sentence, share numbers shall be determined without giving effect to the payment of cash in lieu of fractional shares or to any reduction in the number of shares issuable in the Merger as the result of the exercise of dissenters' rights. Termination of this Agreement shall not serve to relieve a party of responsibility or obligation, if any, for any breaches of this Agreement occurring prior to such termination. Any termination of this Agreement under this Section 7.4 shall not affect any rights accrued prior to such termination nor any rights of NTC under any stock option agreements entered into with certain shareholders of the Company. Notwithstanding the foregoing, if the Merger is not consummated as the result of a material breach of any representation or warranty made by the Company and the Company demonstrates that it did not know, and in the exercise of reasonable diligence, should not have known, that such representation or warranty was untrue at the time it was made, NTC's only remedy shall be to terminate this Agreement pursuant to clause (c) of this Section 7.4.

          7.5 CONFIDENTIAL INFORMATION. The Company and NTC each covenant that, in the event the transactions contemplated by this Agreement are not consummated, each such party will keep in strict confidence and return all documents containing any information concerning the properties, business, and assets of the other party or the Bank that may have been obtained in the course of negotiations or examination of the affairs of each other party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources), except to the extent that disclosure is required by judicial process or governmental or regulatory authorities.

          7.6 NON-ASSIGNMENT. This Agreement shall not be assignable by any party without the written consent of the other party. Notwithstanding the foregoing, NTC may assign its rights hereunder to a wholly-owned subsidiary or affiliate of NTC, but no such assignment shall relieve NTC of any of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

          7.7 NOTICES. All notices, requests, demands, and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) the third business day after being deposited in the United States mail, registered or certified mail (return receipt requested), or (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service, in each case addressed as follows:

          (i)  If to the Company, addressed to:

               BEACH ONE FINANCIAL SERVICES, INC.
               755 Beachland Boulevard
               Vero Beach, Florida  32963
               Attention:  John K. Moore
                           Chairman of the Board

               with a copy to:

               Alfred G. Smith
               SHUTTS & BOWEN
               1500 Miami Center
               201 South Biscayne Boulevard
               Miami, Florida 33131

          (ii) If to NTC or NT-Florida, addressed to:

               NORTHERN TRUST CORPORATION
               50 South LaSalle Street
               Chicago, Illinois 60675
               Attention:  Peter L. Rossiter
                           Executive Vice President, General Counsel and
                           Secretary

               with a copy to:

               Gary L. Mowder
               SCHIFF HARDIN & WAITE
               7200 Sears Tower
               Chicago, Illinois 60606

          7.8 SPECIFIC PERFORMANCE. The parties agree that there is no adequate remedy at law for breach of the obligations contained in this Agreement and agree that such obligations shall be enforceable by specific performance and injunctive relief, without the need to post bond, in the event of such breach.

          7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

          7.10 ENTIRE AGREEMENT. This Agreement , the schedules and agreements delivered pursuant hereto set forth the entire understanding of the parties and supersede all prior agreements, arrangements, and communications, whether oral or written, and this Agreement shall not be modified or amended other than by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

          7.11 SEVERABILITY. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision and portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.

          IN WITNESS WHEREOF, Northern Trust Corporation and Beach One Financial Services, Inc. have executed this Agreement and Plan of Reorganization as of the day and year first written above.


NORTHERN TRUST CORPORATION                    BEACH ONE FINANCIAL SERVICES, INC.
 a Delaware Corporation                        a Florida Corporation



By: /s/     David W. Fox                      By:  /s/     John K. Moore
    ---------------------------------              -----------------------------
            David W. Fox                                   John K. Moore
Title:  Chairman of the Board, President      Title:  Chairman of the Board
        and Chief Executive Officer

                                                                       EXHIBIT A



                          PLAN AND AGREEMENT OF MERGER

                                  BY AND AMONG

                           NORTHERN TRUST CORPORATION
                     NORTHERN TRUST OF FLORIDA CORPORATION
                                      AND
                       BEACH ONE FINANCIAL SERVICES, INC.


          THIS PLAN AND AGREEMENT OF MERGER (hereinafter called this "Merger Agreement"), dated the ______ day of ________________, 1994, by and among Northern Trust Corporation, a Delaware corporation ("NTC"), Northern Trust of Florida Corporation, a Florida corporation and wholly-owned subsidiary of NTC ("NT-Florida"), and Beach One Financial Services, Inc., a Florida corporation (the "Company"). (NT-Florida and the Company sometimes being hereinafter collectively referred to as the "Constituent Corporations").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, NT-Florida has an authorized capitalization consisting of 1,000 shares of common stock, par value $1.00 per share (the "NT-Florida Common Stock"), all of which are issued and outstanding and are owned of record and beneficially by NTC as of the date hereof; and

          WHEREAS, the Company has an authorized capitalization consisting of 1,000,000 shares of capital stock, par value $.01 per share, of which 19,740 shares of common stock (the "Company Common Stock") are issued and outstanding as of the date hereof; and

          WHEREAS, the Boards of Directors of the Company, NTC and NT-Florida deem it advisable to merge the Company with and into NT-Florida (the "Merger") in accordance with Sections 607.1101, 607.1103 and 607.1105 of the Florida Business Corporation Act; and

          WHEREAS, NTC and the Company have entered into an Agreement and Plan of Reorganization, dated as of December 20, 1993 (the "Reorganization Agreement"), providing for the Merger; and

          WHEREAS, the Board of Directors and the shareholders of the Company have approved this Merger Agreement and the Merger in accordance with Section
607.1103 of the Florida Business Corporation Act;

          WHEREAS, the Boards of Directors of NTC and NT-Florida have approved this Merger Agreement and the Merger, and no action by the stockholders of NTC is required under the Florida Business Corporation Act and no action by the shareholders of NT-Florida is required pursuant to Section 607.1103(7) of the Florida Business Corporation Act;

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, mutual covenants and agreements herein contained, the parties hereto agree that the terms and conditions of the Merger, the mode of carrying it into effect, and the manner of converting and exchanging shares shall be as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

          1.1 Subject to and in accordance with the provisions of this Agreement, Articles of Merger shall be executed by any of the Chairman of the Board, the President or a Vice President of each of the Constituent Corporations and acknowledged by the respective Secretaries or Assistant Secretaries of each of the Constituent Corporations. The Merger shall become effective on the effective date specified in the Articles of Merger, which date shall be the date on which properly executed Articles of Merger have been filed with the Secretary of State of the State of Florida in the manner provided for by the applicable laws of the State of Florida (the "Effective Date"). On the Effective Date, the separate existence of the Company shall cease, and the Company shall be merged with and into NT-Florida (designated in the Articles of Merger as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation"). The Surviving Corporation shall continue unaffected and unimpaired by the Merger, and all liabilities of the Company shall attach to the Surviving Corporation.

          1.2 Prior to and after the Effective Date, NTC, NT-Florida and the Company shall take all such actions as may be necessary or appropriate in order to effect the Merger. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets and rights of any of the Company, the officers of NTC, NT-Florida and the Company as of the Effective Date shall take all such further action.

                                   ARTICLE II

                   TERMS OF CONVERSION AND EXCHANGE OF SHARES
                   ------------------------------------------

          2.1 On the Effective Date, by virtue of the Merger and without any action on the part of the holder of any share of NT-Florida Common Stock or any share of Company Common Stock, the following shall occur:

          (a) Each issued and outstanding share of NT-Florida Common Stock shall remain issued and outstanding and shall be unchanged by the Merger.

          (b) All validly issued and outstanding shares of Company Common Stock on the Effective Date, other than shares, if any, then owned by the Company, shall be converted, by virtue of the Merger, into such number of shares of the common stock of NTC, par value $1.66 2/3 per share (the "NTC Common Stock"), as shall have a market value equal to $56,150,000 determined on the basis of the unweighted average of the last-sale prices for the NTC Common Stock, as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System for the twenty
     (20) trading days ending on the fifth trading day (the "Valuation Date") preceding the Effective Date (the "Closing Date Value"), but not more than 1,701,515 nor fewer (before giving effect to the payment of cash in lieu of fractional shares or to any reduction in the number of shares issuable in the

     Merger as the result of the exercise of dissenters' rights) than 1,169,791 shares of common stock of NTC, subject to the adjustments set forth in subparagraphs (f) and (g) of this Section 2.1. Each share of Company Common Stock shall be converted into the right to receive that number of shares of NTC Common Stock equal to the quotient obtained by dividing the total number of shares of NTC Common Stock issuable in the Merger, determined in accordance with the preceding sentence, by the total number of shares of Company Common Stock outstanding as of the Effective Date. Any holder of shares of Company Common Stock who is entitled under this paragraph to receive a fraction of a share of NTC Common Stock shall receive in lieu thereof cash in an amount equal to the product obtained by multiplying such fraction times the Closing Date Value.

          (c) Each share of Company Common Stock held by the Company as treasury stock shall be canceled and shall cease to exist, and no consideration shall be paid or delivered in exchange therefor under this Merger Agreement.

          (d) Each issued and outstanding share of Company Common Stock, the holders of which have validly asserted dissenters' rights pursuant to Sections 607.1302 and 607.1320 of the Florida Business Corporation Act ("Sections 607.1302 and 607.1320"), and shall not have effectively withdrawn or lost such right to receive payment of the fair value of his or her shares of Company Common Stock, shall not be converted into or represent a right to receive the consideration specified in subparagraph
     (b) of this Section 2.1, but the holder thereof shall be entitled only to
     such rights as are granted by   Sections 607.1302 and 607.1320.  Each
     shareholder who becomes entitled, pursuant to the provisions of   Sections
     607.1302 and 607.1320, to payment for his or her shares of Company Common Stock, shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions), and such Company Common Stock shall be canceled.

          (e) If any holder of shares of Company Common Stock who asserts dissenters' rights under Sections 607.1302 and 607.1320 shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights , each such share of Company Common Stock shall be converted into the right to receive the consideration specified in subparagraph (b) of this Section 2.1.

          (f) In the event of any change in the number of the issued and outstanding shares of NTC Common Stock (a "Share Change") by reason of any stock dividend, split-up, recapitalization, or reclassification of the NTC Common Stock effective after the date of the Reorganization Agreement and on or before the Valuation Date, then (i) the minimum and maximum number of shares set forth in subsection (b) of this Section 2.1 shall be changed by dividing each such number by the Adjustment Ratio (hereinafter defined) and
     (ii) the share prices set forth in subparagraph (g) of this Section 2.1 shall be changed by multiplying each such share price by the Adjustment Ratio. For purposes hereof the Adjustment Ratio shall be the number obtained by dividing the number of shares of common stock of NTC issued and outstanding immediately prior to the Share Change by the number of shares of common stock of NTC issued and outstanding immediately after the Share Change.

          (g)  Notwithstanding the provisions of subparagraph (b) of this
     Section 2.1, (i) the maximum number of shares of common stock of NTC issuable in the Merger shall be increased to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the twenty (20) trading days ending on the Valuation Date, in the event that (A) the Closing Date Value of the common stock of NTC is less than $33 per share (as adjusted in accordance with subparagraph
     (f) of this Section 2.1), (B) the Company shall have given NTC notice of termination of this Agreement pursuant to Section 7.4(g) of the Reorganization Agreement, and (C) NTC shall have agreed, in writing, within the time period specified in Section 7.4 of the Reorganization Agreement, to increase the maximum number of shares of common stock of NTC to be issued in the Merger to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the twenty (20) trading days ending on the Valuation Date, and (ii) the minimum number of shares of common stock of NTC issuable in the Merger may be reduced to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the 20 (twenty) trading days ending on the Valuation Date, in the event that (A) the Closing Date Value of the common stock of NTC is more than $48 per share (as adjusted in accordance with subsection (f) of this Section 2.1), (B) NTC shall have given the Company notice of termination of this Agreement pursuant to Section 7.4(h) of the Reorganization Agreement, and (C) the Company shall have agreed, in writing, within the time period specified in
     Section 7.4 of the Reorganization Agreement, to reduce the minimum number of shares of common stock of NTC to be issued in the Merger to such number of shares of common stock of NTC as shall have a market value equal to $56,150,000, determined on the basis of the unweighted average of the last-sale prices for the common stock of NTC, as reported by NASDAQ for the 20 (twenty) trading days ending on the Valuation Date.

                                  ARTICLE III

          SURRENDER OF AND PAYMENT FOR SHARES OF COMPANY COMMON STOCK
          -----------------------------------------------------------

          3.1 As soon as practicable after the Effective Date, an exchange agent to be appointed by NTC (the "Exchange Agent") shall send to each shareholder of the Company (other than a shareholder who has asserted dissenters' rights under Sections 607.1302 and 607.1320) a notice and transmittal form advising such shareholder of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent each certificate evidencing the Company Common Stock (a "Company Certificate") in exchange for a certificate or certificates evidencing NTC Common Stock and cash in lieu of fractional shares, if any, to which such shareholder is entitled under Section 2.1(b) of this Merger Agreement. The notice and transmittal form shall specify that delivery shall be effected, and risk of loss of, and title to, each Company Certificate shall pass, only upon delivery of such Company Certificate (or of a lost certificate affidavit in a form reasonably acceptable to NTC) to the Exchange Agent. Upon surrender of each Company Certificate to the Exchange Agent for cancellation (or receipt by the Exchange Agent of a lost certificate bond in a form reasonably acceptable to NTC), together with a duly executed copy of the transmittal form, the Exchange Agent shall promptly distribute to the holder of each Company Certificate a certificate or certificates evidencing the number of shares of NTC Common Stock and cash in lieu of fractional shares, if any, to which the holder of such Company Certificate is entitled under Section 2.1(b) of this Merger Agreement, and each Company Certificate so surrendered shall forthwith be canceled. All payments of cash shall be made by check drawn to the order of the holder of record or other person specified in the transmittal form in accordance with the requirements thereof.

          3.2 Until a Company Certificate is surrendered and exchanged, each such outstanding Company Certificate shall for all purposes evidence the right to receive the number of shares of NTC Common Stock and cash in lieu of fractional shares, if any, to which the holder of such Company Certificate is entitled under Section 2.1(b) of this Merger Agreement. Whenever a dividend or other distribution of property is declared by NTC on NTC Common Stock after the Effective Date, the declaration shall include such dividends or other distributions of property on all shares of NTC Common Stock issuable under this Merger Agreement but no former shareholder of the Company will be entitled to receive his or her dividend or other distribution of property until physical exchange of his or her Company Certificates pursuant to Article III of this Merger Agreement shall have been effected. Upon physical exchange of his or her Company Certificate, any such person shall be entitled to receive from NTC an amount equal to all such dividends or distributions of property (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon) declared, and for which the payment has occurred, on the shares of NTC Common Stock issued in exchange for the shares of Company Common Stock evidenced by such Company Certificate, subject to any applicable abandoned property or similar laws.

          3.3 As of the Effective Date, there shall be no further registration or transfers on the stock transfer books of the Company of those shares of Company Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Company Certificates representing such shares are presented to NTC or NT-Florida, such Company Certificates shall be canceled and exchanged for certificates representing shares of NTC Common Stock and any cash in lieu of fractional shares as provided in this Merger Agreement.

          3.4 If any certificates representing shares of NTC Common Stock are to be issued in the name of, or any cash in lieu of fractional shares is to be paid to, a person other than the holder of record of the Company Certificate surrendered in exchange therefor, it shall be a condition of the payment or issuance thereof that the Company Certificate so surrendered shall be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise be in proper form for such transfer, and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of such transfer or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                                   ARTICLE IV

                     ARTICLES OF INCORPORATION AND BY-LAWS
                     -------------------------------------

          4.1 The Articles of Incorporation of NT-Florida as in effect on the Effective Date shall be and constitute the Articles of Incorporation of the Surviving Corporation.

          4.2 The By-Laws of NT-Florida shall be and continue to be the By-Laws of the Surviving Corporation, from and after the Effective Date, until thereafter amended as provided by law, the Articles of Incorporation and the By-Laws of the Surviving Corporation.

                                   ARTICLE V

                             DIRECTORS AND OFFICERS
                             ----------------------

          5.1 The persons who are directors of NT-Florida immediately prior to the Merger and John K. Moore, currently a director of the Company, shall be the directors of the Surviving Corporation and shall hold office as provided in the Articles of Incorporation and By-Laws of the Surviving Corporation.

          5.2 The persons who are officers of NT-Florida immediately prior to the Merger shall be the officers of the Surviving Corporation and shall hold office as provided in the Articles of Incorporation and By-Laws of the Surviving Corporation.

                                   ARTICLE VI

                                  TERMINATION
                                  -----------

          6.1 This Merger Agreement may be terminated and the Merger abandoned upon termination of the Reorganization Agreement by NTC or the Company in accordance with the provisions of Section 7.4 of the Reorganization Agreement.

                                  ARTICLE VII

                                   AMENDMENT
                                   ---------

          7.1 This Merger Agreement may be amended by a written amendment adopted by the Boards of Directors of NTC, NT-Florida and the Company, respectively, at any time prior to the filing of Articles of Merger with the Secretary of State of the State of Florida, provided that any amendment made to this Merger Agreement subsequent to the time that it is approved by the shareholders of the Company may not (a) change the amount or kind of shares, securities, cash, property, or rights to be received in exchange for, or on conversion of, the Company Common Stock, or (b) change any other terms and conditions of this Merger Agreement if such change would materially and adversely affect the Company or the holders of the Company Common Stock.

                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          8.1 This Merger Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one of the same instrument.

          8.2 This Merger Agreement shall be governed by, and construed in accordance with, Florida law.

          IN WITNESS WHEREOF, NTC, NT-Florida and the Company, pursuant to approval and authorization duly given by resolutions duly adopted by their respective Boards of Directors, have each caused this Merger Agreement to be executed by its Chairman of the Board, President, or one of its Senior Executive Vice Presidents, Executive Vice Presidents or Vice Presidents and attested to by its Secretary or Assistant Secretary.

                              NORTHERN TRUST CORPORATION
ATTEST:


__________________            By: ________________________________
______Secretary               Title:

                              NORTHERN TRUST OF FLORIDA
                              CORPORATION
ATTEST:


__________________            By: ________________________________
______Secretary               Title:


                              BEACH ONE FINANCIAL SERVICES, INC.
ATTEST:


__________________            By: ________________________________
______Secretary               Title:

                                                                       EXHIBIT B


                           [FORM OF AFFILIATE LETTER]


                             _______________, 19___



Northern Trust Corporation
50 South LaSalle Street
Chicago, IL  60675

Ladies and Gentlemen:

          Reference is made to the Agreement and Plan of Reorganization dated as of December 20, 1993, by and among Northern Trust Corporation, a Delaware corporation ("NTC") and Beach One Financial Services, Inc., a Florida corporation (the "Company"), which provides that the Company will be merged with and into Northern Trust of Florida Corporation, a Florida corporation ("NT-Florida") and wholly-owned subsidiary of NTC (the "Merger") and the outstanding shares of common stock of the Company ("Company Common Stock") will be converted into shares of common stock of NTC ("NTC Common Stock").

          The undersigned has been advised that the issuance of shares of NTC Common Stock to the undersigned in connection with the Merger will be registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4 and that such registration will not cover any resale or other disposition of NTC Common Stock. The undersigned also has been advised that the undersigned may be deemed to be an affiliate of the Company within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act and that the shares of NTC Common Stock acquired by the undersigned in connection with the Merger may only be disposed of in conformity with the provisions hereof.

          The undersigned represents and warrants to and agrees with NTC as follows:

          (a) The undersigned shall not sell, exchange, transfer or otherwise dispose of any shares of NTC Common Stock received in the Merger except (i) at such time as a registration statement under the Securities Act covering sales of such NTC Common Stock is effective, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to NTC or as described in a "no-action" or interpretive letter from the staff of the SEC, is not required to be registered under the Securities Act. The undersigned acknowledges and agrees that NTC is under no obligation to register the sale, transfer or other disposition of the Restricted Securities by the undersigned or on his or her behalf, or to take any other action necessary to make an exemption from registration available.

          (b) Notwithstanding the foregoing, the undersigned shall not sell, or in any other way reduce his or her risk relative to, any shares of Company Common Stock or of NTC

Northern Trust Corporation
Page 2
___________, 19__

     Common Stock during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of NTC and the Company have been published within the meaning of Section
     201.01 of the SEC's Codification of Financial Reporting Policies.

          (c) NTC shall not be bound by any attempted sale of any shares of NTC Common Stock by the undersigned, and NTC's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement. There will be placed on the certificate representing the shares of NTC Common Stock issued to the undersigned in the Merger, or any substitutions therefor, a restrictive legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(d), PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SAID RULE AND SECURITIES EXCHANGE COMMISSION ACCOUNTING RELEASES 130 AND 135."

          (d) The provisions of paragraphs (a), (b) and (c) hereof shall also apply to any securities which may be paid as a dividend or otherwise distributed on or with respect to, or issued or delivered in exchange or substitution for, shares of NTC Common Stock received in the Merger by the undersigned.

          (e) The undersigned has the capacity to enter into this Letter Agreement and to make the representations, warranties and agreements herein, and to perform the obligations of the undersigned hereunder. This Letter Agreement constitutes a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. This Letter Agreement shall be binding upon, and enforceable against, administrators, executors, personal representatives, donees, heirs, legatees and devisees of the undersigned, and any pledgee holding as collateral any shares of NTC Common Stock issued to the undersigned in the Merger, and any such person shall be required to acknowledge in writing the terms of this Letter Agreement.

          NTC agrees that the stop transfer instructions and legend referred to in paragraph (c) hereof will be promptly removed upon (i) the sale, exchange, transfer or other disposition of the NTC Common Stock received in the Merger in full compliance with the provisions of this Letter Agreement or (ii) two years after the date hereof, provided that, in the latter case, the undersigned is not an affiliate of NTC. NTC agrees to publish the financial results referred to in paragraph (b) above no later than the date of filing of its next Quarterly Report on Form 10-Q or Annual Report on Form 10-K which, in the ordinary course, would include financial results for at least a thirty-day period following the
effective date of the Merger.   NTC further agrees that, promptly after

Northern Trust Corporation
Page 3
___________, 19__

publication of the financial results referred to in paragraph (b) above, the portion of such legend referencing Accounting Series Releases 130 and 135 shall be removed.

          This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                    Very truly yours,



                                    __________________________________
                                    [Name]

Agreed to and accepted this
___ day of ___________, 1994.


NORTHERN TRUST CORPORATION



By:  ___________________________

Title:  ________________________

                                      B-3